UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PerkinElmer, Inc.

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March 20, 2009

Dear Shareholder:

We cordially invite you to attend the 2009 annual meeting of shareholders of PerkinElmer, Inc. to be held on Tuesday, April 28, 2009, at 10:30 a.m. at the company’s corporate offices at 940 Winter Street, Waltham, Massachusetts.

The enclosed notice of annual meeting and proxy statement contain information about matters to be considered at the annual meeting, and a map with directions to the meeting is on the back cover of the proxy statement. Only shareholders and their proxies are invited to attend the annual meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, I hope you will review carefully the attached proxy materials and vote as soon as possible. We urge you to complete, sign and return the enclosed proxy card or to vote over the Internet or by telephone, so that your shares will be represented and voted at the annual meeting.

Thank you for your continued support of PerkinElmer.

Sincerely,

GREGORY L. SUMME
Executive Chairman of the Board

Notice of Annual Meeting

and

Proxy Statement 2009

PerkinElmer, Inc.

Corporate Offices

940 Winter Street

Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING

To the Shareholders of PerkinElmer, Inc.:

The annual meeting of the shareholders of PerkinElmer, Inc. will be held at the company’s corporate offices, located at 940 Winter Street, Waltham, Massachusetts 02451, on Tuesday, April 28, 2009, at 10:30 a.m., to consider and act upon the following:

1.	A proposal to elect nine nominees for director for terms of one year each;

2.	A proposal to ratify the selection of Deloitte & Touche LLP as PerkinElmer’s independent auditors for the current fiscal year;

3.	A proposal to approve the PerkinElmer, Inc. 2009 Incentive Plan; and

4.	Such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Our board of directors has no knowledge of any other business to be transacted at the meeting.

Our board of directors has fixed the close of business on March 2, 2009 as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

GREGORY L. SUMME
Executive Chairman of the Board

March 20, 2009

Admission to the meeting will require an admission ticket and picture identification. If you are a shareholder of record, an admission ticket is attached to the proxy card sent with this notice of annual meeting. If you hold stock in “street name” through a nominee, a bank or a brokerage account, you are required to bring proof of your beneficial ownership of our common stock on the record date, as well as picture identification, to the meeting. If you arrive without the appropriate proof of ownership, you will not be admitted to the meeting unless we can verify that you were a PerkinElmer shareholder as of the record date for the meeting. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the meeting.

RETURN ENCLOSED PROXY CARD

Whether or not you expect to attend this meeting, please complete, date, and sign the enclosed proxy card and mail it promptly in the enclosed envelope. No postage is required if mailed in the United States. Prompt response is important and your cooperation will be appreciated. If the envelope is lost, return the card to BNY Mellon Shareowner Services, Proxy Processing, P.O. Box 358015, Pittsburgh, Pennsylvania 15252-8015.

PROXY STATEMENT

General

PerkinElmer, Inc. has prepared this proxy statement to provide our shareholders with information pertaining to the matters to be voted on at our annual meeting of shareholders to be held on Tuesday, April 28, 2009 at 10:30 a.m., at our corporate offices, located at 940 Winter Street, Waltham, Massachusetts, and at any adjournment of that meeting. The date of this proxy statement is March 20, 2009, the approximate date on which we first sent or gave the proxy statement and form of proxy to our shareholders.

This proxy is solicited on behalf of our board of directors. Our board of directors requests that you sign and return your proxy card promptly. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the meeting by filing written notice with the Secretary of PerkinElmer, by signing and delivering a new proxy card bearing a later date, or by casting your vote in person at the meeting. It is important to sign and return your proxy card. It helps to establish a quorum so that the meeting may be held and permits your votes to be cast in accordance with your directions.

We will bear the expenses connected with this proxy solicitation. We expect to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. We have engaged Georgeson Inc. of New York, New York to assist us in soliciting proxies from brokers, nominees, fiduciaries, and custodians, and will pay Georgeson $7,500 and out-of-pocket expenses for its efforts. In addition to the use of the mails, our directors, officers, and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Our board of directors has fixed the close of business on March 2, 2009 as the record date for determining the shareholders entitled to receive notice of, and to vote their shares at, the meeting. On the record date, there were 116,177,940 shares of our common stock outstanding and entitled to vote. Each share of common stock carries the right to cast one vote on each of the proposals presented for shareholder action, with no cumulative voting.

We previously mailed to shareholders or are enclosing with this proxy statement our annual report to shareholders for 2008. The annual report is not part of, or incorporated by reference in, this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on April 28, 2009:

This proxy statement and the 2008 annual report to shareholders are available at http://bnymellon.mobular.net/bnymellon/pki for viewing, printing and downloading.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2008 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to PerkinElmer, Inc., 940 Winter Street, Waltham, Massachusetts 02451, Attention: Investor Relations, Telephone: (781) 663-6900.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of these documents may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of any of these documents to you if you request one by writing or calling as follows: PerkinElmer, Inc., 940 Winter Street, Waltham, Massachusetts 02451, Attention: Investor Relations, Telephone: (781) 663-6900. If you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Proposals

The proposals being presented for shareholder action are set forth on your proxy card and are discussed in detail on the following pages. Shares that you have the power to vote that are represented by proxy will be voted at the meeting in accordance with your instructions indicated on the enclosed proxy card.

The first proposal is to elect nine directors for terms of one year each. You may vote for or against each nominee, or may abstain from voting on any nominee, by marking the appropriate box on the proxy card. Your shares will be voted as you indicate on the proxy card. If you sign and return your proxy card and make no indication on the proxy card concerning this item, your shares will be voted “FOR” electing all nine nominees named in this proxy statement.

The second proposal is a proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for the current fiscal year ending January 3, 2010. The proxy card provides you with the opportunity to vote for or against this proposal or to abstain from voting on this proposal. Your shares will be voted as you indicate on the proxy card. If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted “FOR” the second proposal.

The third proposal is a proposal to approve the adoption of the PerkinElmer, Inc. 2009 Incentive Plan, further described on the following pages. The proxy card provides you with the opportunity to vote for or against this proposal or to abstain from voting on this proposal. Your shares will be voted as you indicate on the proxy card. If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted “FOR” the third proposal.

Management does not anticipate a vote on any other proposal at the meeting. If, however, another proposal is properly brought before the meeting, your shares will be voted in accordance with the discretion of the named proxies.

Votes Required

A majority in interest of all PerkinElmer common stock issued, outstanding and entitled to vote on each proposal being submitted for shareholder action at the meeting constitutes a quorum with respect to that proposal. Shares of common stock represented by executed proxies received by us will be counted for purposes of establishing a quorum, regardless of how or whether those shares are voted on the proposal. Therefore, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular proposal (which we refer to as “broker non-votes”) will be counted for purposes of determining whether a quorum exists at the meeting for that proposal.

For a nominee to be elected as a director, more votes must be cast for such nominee’s election than against such nominee’s election. For the ratification of our independent auditors, more votes must be cast for the ratification than against such ratification. Shares abstaining and broker non-votes, if any, will have no effect on voting on these proposals.

Under our By-laws, the affirmative vote of the majority of the shares of common stock present or represented at the meeting and voting on the matter is required for the approval of our 2009 Incentive Plan. Accordingly, for purposes of approval under our By-laws, shares abstaining and broker non-votes will have no effect on voting on this proposal. However, for this proposal, the New York Stock Exchange requires not only the approval of a majority of the votes cast on the proposal, but also that the total votes cast on the proposal represent over 50% in interest of all of our common stock outstanding as of the record date. We understand that the New York Stock Exchange may treat abstentions, but not broker non-votes, as votes cast. Under this treatment, for purposes of approval under applicable rules of the New York Stock Exchange, an abstention would be treated as a vote cast against the proposal and a broker non-vote would not affect the determination of whether a majority of votes were cast to approve the proposal and would also not be counted towards the determination of whether over 50% in interest of all of our common stock outstanding as of the record date was represented by the votes cast.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our charter and By-laws provide that the shareholders or the board of directors will fix the number of directors to serve on our board at not fewer than three nor more than thirteen. We currently have ten directors, all of whose terms expire at this meeting. In accordance with the leadership succession plan announced in July 2007, and after serving as chairman for the last ten years, Mr. Summe will not be standing for re-election to our board. Our charter and By-laws provide that at each annual meeting of shareholders, our nominees for directors will be elected for a one-year term.

Our board of directors, upon the recommendation of its nominating and corporate governance committee, has nominated the following persons for election as directors for one-year terms, each expiring at the annual meeting of shareholders to be held in 2010. All of the nominees are currently directors of PerkinElmer and were elected by our shareholders at the 2008 annual meeting.

Robert F. Friel	Gabriel Schmergel
Nicholas A. Lopardo	Kenton J. Sicchitano
Alexis P. Michas	Patrick J. Sullivan
James C. Mullen	G. Robert Tod
Dr. Vicki L. Sato

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

ELECTING THE NINE NOMINEES NAMED ABOVE FOR TERMS OF ONE YEAR EACH.

The persons named as proxies on the proxy card will vote shares represented by a proxy for the election of the nine nominees for terms of one year each, unless the shareholder instructs otherwise on its proxy card. Our board of directors knows of no reason why any nominee should be unable or unwilling to serve. However, if that becomes the case, the persons named as proxies on the proxy card may vote to elect a substitute. In no event will shares represented by proxies be voted for more than nine nominees. To apprise you of their qualifications to serve as directors, we include the following information concerning each of the director nominees.

ROBERT F. FRIEL:    Age 53; Principal Occupation: President and Chief Executive Officer of PerkinElmer. Director of PerkinElmer since 2006. Member of the executive and finance committees.

Mr. Friel currently serves as President and Chief Executive Officer of PerkinElmer. Prior to being appointed President and Chief Executive Officer in February 2008, he had served as President and Chief Operating Officer since August 2007 and as Vice Chairman and President of our Life and Analytical Sciences unit since January 2006. Mr. Friel was our Executive Vice President and Chief Financial Officer, with responsibility for business development and information technology in addition to his oversight of our finance functions, since October 2004. Mr. Friel joined PerkinElmer in February 1999 as our Senior Vice President and Chief Financial Officer. From 1980 to 1999, he held several senior management positions with AlliedSignal, Inc., now Honeywell International. Mr. Friel received a Bachelor of Arts degree in economics from Lafayette College and a Master of Science degree in taxation from Fairleigh Dickinson University. Mr. Friel is a director of Fairchild Semiconductor Corp. and serves on the board of trustees for the March of Dimes Foundation.

NICHOLAS A. LOPARDO:    Age 62; Principal Occupation: Chairman and Chief Executive Officer of Susquehanna Capital Management Group, an investment holding company based in Swampscott, Massachusetts. Director of PerkinElmer since 1996. Chair of the finance committee and a member of the audit and the nominating and corporate governance committees.

Mr. Lopardo has been Chairman and Chief Executive Officer of Susquehanna Capital Management Group, an investment holding company, since January 2002. Mr. Lopardo retired in December 2001 as Vice Chairman of State Street Bank and Trust Company and Chairman and Chief Executive Officer of State Street Global Advisors, the bank’s investment management group. Mr. Lopardo had been associated with State Street Bank and Trust Company since 1987, and previously held several executive level positions including Executive Vice President. Mr. Lopardo has over 38 years of experience in the pension industry, having served in a variety of roles with Equitable Life Assurance Society related to pension marketing, client relationships, and pension investment advisory services. Mr. Lopardo is Chairman of the board of Myriad Entertainment and Resorts, Inc., and also serves as a director of several privately held companies. Since 1992, he has served as a member of the board of directors of Susquehanna University, holding the position of Chairman of that board in 2000 and 2001. He was also Chairman of the advisory board of the Weiss School of Business at Susquehanna University and is Chairman of the board of the Landmark School, a premier secondary school for dyslexic students. Mr. Lopardo is also a board member of the Boston Partners in Education and USA Hockey Foundation, and is an advisory board member of the Salvation Army. Mr. Lopardo received a Bachelor of Science degree in marketing and management from Susquehanna University.

ALEXIS P. MICHAS:    Age 51; Principal Occupation: Managing Partner and Director of Stonington Partners, Inc., a private investment firm based in New York, New York. Director of PerkinElmer since 2001. Member of the audit and finance committees.

Mr. Michas has been the Managing Partner and a director of Stonington Partners, Inc. since 1994. Prior to that, Mr. Michas was a partner of Merrill Lynch Capital Partners, Inc. (“MLCP”), a wholly owned subsidiary of Merrill Lynch & Co., Inc., from 1993 to 1994 and Senior Vice President of MLCP from 1989 to 1993. He served on the board of directors of MLCP from 1989 to 2001 and was a consultant to MLCP from 1994 to 2001. Mr. Michas was also a Managing Director of the Investment Banking Division of Merrill Lynch, Pierce, Fenner & Smith Incorporated from 1991 to 1994. Mr. Michas received a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School. Mr. Michas is also a director of BorgWarner Inc., Lincoln Educational Services Corporation, Air Tran Airways, Inc. and a number of privately held companies.

JAMES C. MULLEN:    Age 50; Principal Occupation: President and Chief Executive Officer of Biogen Idec Inc., a biotechnology company based in Cambridge, Massachusetts. Director of PerkinElmer since 2004. Chair of the nominating and corporate governance committee and a member of the compensation and benefits committee.

Mr. Mullen is President and Chief Executive Officer of Biogen Idec Inc. Mr. Mullen joined Biogen, Inc. in 1989. He was named Chairman of the board of directors of Biogen in July 2002, after being named Chief Executive Officer in 2000. Mr. Mullen has also held the positions of President and Chief Operating Officer (1999-2000); Vice President, International (1996-1999); Vice President, Operations (1992-1998); and Director, Facilities and Engineering (1989-1992). In 2003, Mr. Mullen helped to lead the merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation, a global biotechnology leader that creates new standards of care in oncology, neurology and immunology. He holds a Bachelor of Science degree in chemical engineering from Rensselaer Polytechnic Institute and a Master of Business Administration degree from Villanova University. In addition to serving as a director of Biogen Idec, Mr. Mullen is a member of the board of directors of the Biotechnology Industry Organization (BIO), a member of the Biomedical Sciences Careers Program and a Trustee of The Rivers School.

DR. VICKI L. SATO:    Age 60; Principal Occupation: Professor of Management Practice, Harvard Business School and Professor of the Practice, Department of Molecular and Cell Biology, Harvard University, Cambridge, Massachusetts. Advisor, Atlas Ventures. Director of PerkinElmer since 2001. Member of the nominating and corporate governance committee.

Dr. Sato was appointed Professor of Management Practice at Harvard Business School and Professor of the Practice in the Department of Molecular and Cell Biology of Harvard University in 2006. Prior to that, she had been the President of Vertex Pharmaceuticals Incorporated from 2000 until her retirement from that position in 2005, and had previously served eight years as Vertex’s Chief Scientific Officer and Chair of the scientific advisory board. Prior to joining Vertex in 1992, she was with Biogen, Inc. from 1984 to 1992, most recently as Vice President of Research and a member of the scientific advisory board. Since 1993, Dr. Sato has served on the board of tutors, Department of Molecular and Cell Biology at Harvard University. Dr. Sato is also a business advisor to Atlas Ventures and other enterprises in the biotechnology and pharmaceutical industries. Dr. Sato serves as Chair of the overseers of the Isabella Stewart Gardner Museum. She is also a director of Bristol-Myers Squibb Company, Infinity Pharmaceuticals, Inc. and Alnylam Pharmaceuticals, Inc. She is the author of numerous professional publications and holds several issued or pending patents. Dr. Sato received her Bachelor, Master and Doctoral degrees from Harvard University.

GABRIEL SCHMERGEL:    Age 68; Principal Occupation: Retired Chief Executive Officer and President of Genetics Institute, Inc. Director of PerkinElmer since 1999. Member of the compensation and benefits, executive, and nominating and corporate governance committees.

Mr. Schmergel joined Genetics Institute, Inc. as President and Chief Executive Officer in 1981. Under his leadership, Genetics Institute became a fully integrated biopharmaceutical company with a portfolio of drugs for hemophilia, anemia and cancer. Genetics Institute was acquired by Wyeth (formerly known as American Home Products Corporation) in 1996, and Mr. Schmergel retired as President and Chief Executive Officer in 1997. Mr. Schmergel was recognized with an honorary Doctorate of Engineering degree from Worcester Polytechnic Institute in 1988, and in 1994 was elected to the National Academy of Engineering for his leadership in biotechnology. From 1992 to 1998, he was a member of the visiting committee of Harvard Business School. He also spent five years on the board of governors of the New England Medical Center and on the board of trustees of the Boston Ballet. Currently, Mr. Schmergel serves on the board of overseers for the Tufts Veterinary School. Mr. Schmergel received a Bachelor of Science degree in mechanical engineering from Rensselaer Polytechnic Institute and a Master of Business Administration degree from Harvard Business School, where he was named a Baker Scholar.

KENTON J. SICCHITANO:    Age 64; Principal Occupation: Retired Global Managing Partner, PricewaterhouseCoopers LLP, a public accounting firm. Director of PerkinElmer since 2001. Chair of the audit committee and a member of the compensation and benefits and executive committees.

Mr. Sicchitano joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, in 1970, and after becoming a partner in 1979, held various leadership positions within the firm until he retired in June 2001. Mr. Sicchitano is also a director of Analog Devices, Inc., MetLife, Inc. and its wholly owned subsidiary, Metropolitan Life Insurance Company. At various times from 1986 to 1995 he served as a director and/or officer of a number of not-for-profit organizations, including President of the Harvard Business School Association of Boston, Treasurer of the Harvard Club of Boston, member of the board of directors of the Harvard Alumni Association, member of the board of directors and Chair of the finance committee of New England Deaconess Hospital, and member of the board of directors of the New England Aquarium. Mr. Sicchitano holds a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School.

PATRICK J. SULLIVAN:    Age 57; Principal Occupation: Retired Executive Chairman of Hologic, Inc., a women’s health diagnostic and medical device company. Director of PerkinElmer since February 2008. Member of the audit committee.

Mr. Sullivan has served as Executive Chairman and a director of Hologic from its merger with Cytyc Corporation in October 2007 until May 2008, having previously served Cytyc as Chief Executive Officer and a director since March 1994, Vice Chairman of the board of directors since January 2001, Chairman-elect since January 2002 and Chairman since May 2002. From March 1994 to January 2002, and from July 2002 to October 2007, Mr. Sullivan also served as President of Cytyc and from January 1991 to March 1994, as Vice President of Sales and Marketing of Cytyc. Prior to joining Cytyc, Mr. Sullivan was employed in several senior marketing positions for five years by Abbott Laboratories, a diversified healthcare company, and was a consultant with McKinsey & Company, an international management consulting firm. He holds a Bachelor of Science degree from the United States Naval Academy and a Master of Business Administration degree from Harvard Business School.

G. ROBERT TOD:    Age 69; Principal Occupation: Retired Vice Chairman, President and Chief Operating Officer and Director of the CML Group, Inc., a specialty marketing company. Director of PerkinElmer since 1984. Lead Director, Chair of the compensation and benefits committee and a member of the executive and finance committees.

Mr. Tod was co-founder of the CML Group, Inc. and served as its Vice Chairman, President and Chief Operating Officer from 1969 to his retirement in 1998. Mr. Tod is currently non-executive Chairman of Allagash Brewing Co. and serves on the board of trustees of Rensselaer Polytechnic Institute and the Ida Cason Callaway Foundation. Mr. Tod is a former director of SCI Systems, Inc., US Trust, Walden Bancorp and Domain, Inc. He also previously served as a trustee of Emerson Hospital, the Middlesex School, the Fenn School, and as a Vice President of the Alumni Executive Council of the Harvard Business School. Mr. Tod received a Bachelor of Science degree in mechanical engineering from Rensselaer Polytechnic Institute and a Master of Business Administration degree from Harvard Business School.

INFORMATION RELATING TO OUR BOARD OF DIRECTORS

AND ITS COMMITTEES

Determination of Independence

Our common stock is listed on the New York Stock Exchange. Under current NYSE rules, a director of PerkinElmer qualifies as “independent” only if our board of directors affirmatively determines that the director has no material relationship with PerkinElmer, either directly or as a partner, shareholder or officer of an organization that has a relationship with PerkinElmer. In evaluating potentially material relationships, our board considers commercial, industrial, banking, counseling, legal, accounting, charitable and familial relationships, among others. Our board of directors has determined that none of Messrs. Lopardo, Michas, Mullen, Schmergel, Sicchitano, Sullivan or Tod, or Dr. Sato has a material relationship with PerkinElmer, and also that each of these directors is “independent” as determined under Section 303A.02(b) of the NYSE Listed Company Manual.

Director Candidates

Our shareholders may recommend director candidates for inclusion by the board of directors in the slate of nominees the board recommends to our shareholders for election. The qualifications of recommended candidates will be reviewed by the nominating and corporate governance committee. If the board determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, the name will be included on our proxy card for the shareholders meeting at which his or her election is recommended.

Shareholders may recommend individuals for the nominating and corporate governance committee to consider as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the “PerkinElmer Nominating and Corporate Governance Committee” c/o Office of the General Counsel, PerkinElmer, Inc., 940 Winter Street, Waltham, Massachusetts 02451. The nominating and corporate governance committee will consider a proposed director candidate only if appropriate biographical information and background material is provided on a timely basis. The process followed by the nominating and corporate governance committee to identify and evaluate candidates may include requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and the board of directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the nominating and corporate governance committee will evaluate those candidates by following substantially the same process as outlined above, and applying substantially the same criteria, as for candidates submitted by board members.

In considering whether to recommend any candidate for inclusion in the board of directors’ slate of recommended director nominees, including candidates recommended by shareholders, the nominating and corporate governance committee will apply the criteria set forth in PerkinElmer’s corporate governance guidelines and such other factors as the committee deems appropriate. These criteria include the candidate’s experience, skills, and independence. In evaluating a candidate’s experience and skills, the nominating and corporate governance committee may also consider qualities such as an understanding of technologies, marketing, finance, regulation and public policy, and international issues. In evaluating a candidate’s independence, the nominating and corporate governance committee will consider the applicable independence standards of the NYSE and the Securities and Exchange Commission. The nominating and corporate governance committee will evaluate each director candidate in the context of the perceived needs of the board and the best interests of PerkinElmer and its shareholders. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

Shareholders also have the right under our By-laws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or our board, by following the process for shareholder proposals for election of directors set forth in our By-laws and discussed in “Shareholder Proposals for 2010 Annual Meeting of Shareholders,” below. Candidates nominated by shareholders in accordance with these procedures will not be included in our proxy card for the shareholder meeting at which his or her nomination is recommended.

Communications from Shareholders and Other Interested Parties

Our board of directors will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate.

Shareholders and other interested parties who wish to communicate with our entire board may do so by writing to Gregory L. Summe, Executive Chairman, PerkinElmer, Inc., 940 Winter Street, Waltham, Massachusetts 02451. Shareholders and other interested parties who wish to communicate with our non-management directors should address such communications to G. Robert Tod, Lead Director, c/o Office of the General Counsel, PerkinElmer, Inc., 940 Winter Street, Waltham, Massachusetts 02451. Communications will be forwarded to other directors if they relate to substantive matters that the Executive Chairman or the Lead Director, as the case may be, in consultation with our General Counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which PerkinElmer tends to receive repetitive or duplicative communications.

Board of Directors Meetings and Committees

Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board’s primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of our company and its shareholders. The board selects, evaluates and provides for the succession of our executive officers. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on PerkinElmer. Management keeps the directors informed of company activity through regular written reports and presentations at board and committee meetings.

Our board of directors met six times in fiscal 2008. During fiscal 2008, each director attended 75% or more of the total number of meetings of the board and the committees of which such director was a member. We expect, barring extenuating circumstances, that the members of the board of directors will attend our annual meeting of shareholders. In 2008, all but one of our ten directors attended our annual meeting of shareholders.

Our board of directors has appointed G. Robert Tod “Lead Director” to, among other responsibilities set forth in our corporate governance guidelines, preside at all executive sessions of “non-management” directors, as defined under the rules of the NYSE. Our board holds executive sessions of non-management directors preceding or following each regularly scheduled board meeting.

Mr. Summe and Mr. Friel are the only directors who are also employees of PerkinElmer. They do not participate in the portions of any meetings at which their compensation is determined.

Our board’s standing committees are audit, executive, finance, nominating and corporate governance, and compensation and benefits. Each committee has a charter that has been approved by the board. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. You can access our committee charters, corporate governance guidelines, and standards of business conduct under “Corporate Governance” in the “Investors” section of our website, www.perkinelmer.com, or request a copy by writing to PerkinElmer, Inc., 940 Winter Street, Waltham, Massachusetts 02451, Attention: Investor Relations.

Audit Committee

Our audit committee assists the board of directors in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, and the performance of our internal audit function and independent auditors. The current members of our audit committee are Messrs. Sicchitano (Chair), Lopardo, Michas and Sullivan. Our board of directors has determined that Mr. Sicchitano qualifies as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission. Each of Messrs. Sicchitano, Lopardo, Michas and Sullivan is an “independent director” under the rules of the NYSE governing the qualifications of the members of audit committees, including the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934. In addition, our board has determined that each member of the audit committee is financially literate and that Mr. Sicchitano has accounting and/or related financial management expertise as required under the rules of the NYSE. None of Messrs. Sicchitano, Lopardo, Michas or Sullivan serves on the audit committees of more than two other public companies. The audit committee held nine meetings during fiscal 2008.

Executive Committee

Our executive committee, which acts as needed during intervals between board meetings, has been delegated all of the powers of our board of directors, except those powers which by law or under our charter or By-laws the board is prohibited from delegating. The current members of the executive committee are Messrs. Summe (Chair), Friel, Schmergel, Sicchitano and Tod. The board has determined that each of Messrs. Schmergel, Sicchitano and Tod is independent as defined under the rules of the NYSE. Mr. Summe is our Executive Chairman and Mr. Friel is our President and Chief Executive Officer. Our executive committee did not meet during fiscal 2008.

Finance Committee

Our finance committee considers and approves the specific terms of debt and equity securities to be issued by PerkinElmer, and indebtedness and off-balance sheet transactions to be entered into by PerkinElmer. The finance committee also considers and approves transactions affecting our capital structure. The current members of our finance committee are Messrs. Lopardo (Chair), Friel, Michas, Summe and Tod. The board of directors has determined that each of Messrs. Lopardo, Michas and Tod is independent as defined under the rules of the NYSE. Mr. Summe is our Executive Chairman and Mr. Friel is our President and Chief Executive Officer. Our finance committee held four meetings during fiscal 2008.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee identifies qualified director candidates, recommends to the board of directors the persons to be nominated by the board as directors at the annual meeting of shareholders, reviews and recommends changes to our corporate governance principles, and oversees the evaluation of the board. Our nominating and corporate governance committee also adopted and oversees our related party transactions policy. The current members of the nominating and corporate governance committee are Messrs. Mullen (Chair), Lopardo and Schmergel, and Dr. Sato. The board has determined that each of Messrs. Mullen, Lopardo and Schmergel and Dr. Sato is independent as defined under the rules of the NYSE. The nominating and corporate governance committee has the authority under its charter to retain, review fees for, and terminate advisers and consultants as it deems necessary to assist in the fulfillment of its responsibilities. For information relating to nominations of directors by our shareholders, see “Director Candidates” above. For information concerning our related party transactions policy, see “Certain Relationships and Policies on Related Party Transactions” below. Our nominating and corporate governance committee held three meetings during fiscal 2008.

Compensation and Benefits Committee

Our compensation and benefits committee discharges the responsibilities of our board of directors relating to the compensation of our Chief Executive Officer and our other executive officers, and reviews and makes recommendations to the nominating and corporate governance committee regarding director compensation. The compensation and benefits committee also oversees the performance evaluation of our Chief Executive Officer by the board. In addition, the compensation and benefits committee grants stock options and other stock incentives to our officers, and administers our incentive compensation and executive benefit plans.

The current members of the compensation and benefits committee are Messrs. Tod (Chair), Mullen, Schmergel, and Sicchitano. The board has determined that each of Messrs. Tod, Mullen, Schmergel, and Sicchitano is independent as defined under the rules of the NYSE. Our compensation and benefits committee held six meetings during fiscal 2008.

The compensation and benefits committee has the authority under its charter to retain, review fees for, and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities. The committee has engaged Mercer (US), Inc., which we refer to as Mercer, an external global human resources consulting firm, to conduct annual reviews of the total compensation program for executive officers. The committee has also engaged Mercer to provide reviews of director compensation and other topics relevant to executive and board compensation. Mercer provides data and analyses that serve as the basis for setting executive officer and director compensation levels, and advises the committee on compensation decisions. Mercer also advises the committee on the structure of executive officer and director compensation programs, including the design of incentive plans and the forms and mix of compensation. In order to maintain objectivity, Mercer does not provide other compensation consulting services to PerkinElmer without the prior approval of the chair of the compensation and benefits committee. Other units within Mercer may provide nominal services to PerkinElmer that are not related to compensation consulting.

The agenda for meetings of the compensation and benefits committee is proposed by the Chair of the committee with assistance from our Chief Administrative Officer. Agenda topics are also proposed by committee members. At the invitation of the Chair of the committee, compensation and benefits committee meetings are regularly attended by our Chief Executive Officer and the Chief Administrative Officer, as well as the Mercer consultant. During 2008, our Executive Chairman also attended committee meetings. For part of each meeting, the committee meets in executive session without the Executive Chairman, the Chief Executive Officer and Chief Administrative Officer present. The Mercer consultant attends executive session as requested by the committee. The committee’s Chair regularly reports the committee’s recommendations and decisions on executive compensation to our board of directors. Our Chief Executive Officer, the Chief Administrative Officer, and other officers may be delegated authority by the committee to fulfill certain administrative duties regarding compensation programs.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 28, 2008, the members of the compensation and benefits committee were Messrs. Tod (Chair), Mullen, Schmergel and Sicchitano.

None of our executive officers has served as a director or member of the compensation committee of any other entity while any executive officer of that entity served as a director or member of our compensation and benefits committee.

Report of the Audit Committee

The audit committee has:

•	Reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 28, 2008;

•	Discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards 61, as amended, Communication with Audit Committees;

•	Discussed with Deloitte & Touche LLP the matters required to be reviewed pursuant to Rule 207 of Regulation S-X;

•

Received and reviewed the written disclosures and the letter from Deloitte & Touche LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning the independent auditor’s independence; and

•

Based on the review and discussions referred to above, recommended to the board of directors that the audited financial statements referred to above be included in our annual report on Form 10-K for the fiscal year ended December 28, 2008 for filing with the Securities and Exchange Commission.

The audit committee is pleased to submit this report to the shareholders.

By the audit committee of the board of directors:

Kenton J. Sicchitano, Chair

Nicholas A. Lopardo

Alexis P. Michas

Patrick J. Sullivan

Independent Auditors Fees and Other Matters

The following table presents the aggregate fees billed for services rendered by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu and their respective affiliates, in the identified categories for the 2008 fiscal year and the 2007 fiscal year:

	Fiscal 2008	Fiscal 2007
Audit Fees	$4,212,000	$3,703,000
Audit-Related Fees	378,000	749,000
Tax Fees	1,985,000	1,449,000
All Other Fees	0	0

Total Fees	$6,575,000	$5,901,000

Audit Fees

These are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, and other professional services provided by our auditors in connection with statutory or regulatory filings or engagements.

Audit-Related Fees

These are fees for assurance and related services that are reasonably related to performance of the audit and review of our financial statements, and which are not reported under “Audit Fees.” These services consisted primarily of audits of employee benefit plans, specific internal control process reviews, consultations regarding accounting and financial reporting, and attestation services for such matters as required for consents related to registration statements and other filings with the Securities and Exchange Commission.

Tax Fees

These are fees billed for professional services for tax compliance, tax advice and tax planning services. Tax compliance services which relate to preparation of original and amended non-US corporate income tax returns (fees for which amounted to $1,459,000 in fiscal 2008 and $1,063,000 in fiscal 2007) and expatriate tax return preparation and assistance (fees for which amounted to $264,000 in fiscal 2008 and $144,000 in fiscal 2007) accounted for $1,723,000 of the total tax fees paid for fiscal 2008 and $1,207,000 of the total tax fees paid for fiscal 2007. Tax advice and planning services, including consultations on foreign transactions, assistance with tax audits and appeals, tax advice related to reorganizations, mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities, amounted to $262,000 in fiscal 2008 and $242,000 in fiscal 2007.

All Other Fees

There were no fees paid or incurred for other services in either fiscal 2008 or 2007.

Audit Committee’s Pre-approval Policy and Procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. On an annual basis, the audit committee may pre-approve services that are expected to be provided to PerkinElmer by the independent auditors during the following 12 months. At the time such pre-approval is granted, the audit committee must (1) identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy.

On a semi-annual basis, our management provides the audit committee with an update of proposed services for pre-approval. Any additional services which fall outside the scope of the semi-annual review process require advance approval by the audit committee. The audit committee may delegate to one or more designated members of the committee the authority to grant pre-approvals of permitted services or classes of permitted services to be provided by the independent auditors. The decisions of a designated member to pre-approve a permitted service are reported to the audit committee at its next regularly scheduled meeting. While controls have been established to identify all services rendered by the independent auditor, the audit committee recognizes that there may be some “de minimis” services provided that, while considered permitted services, may not be identified as non-audit services or reported immediately because of their “de minimis” nature. Such services may be approved prior to the completion of the audit by either the audit committee, or a designated member of the audit committee.

Certain Relationships and Policies On Related Party Transactions

The nominating and corporate governance committee of our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which PerkinElmer was or is to be a participant and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), or any entity in which persons listed above, either individually or in the aggregate, have a greater than 10% ownership interest, each of whom we refer to as a “related party,” has or will have a direct or indirect material interest, as determined by the committee. We refer to these transactions as “related party transactions.”

The policy calls for any proposed related party transaction to be reviewed and, if deemed appropriate, approved by our nominating and corporate governance committee. Whenever practicable, the review and approval will occur prior to entry into the transaction. If advance approval is not practicable, the committee will review, and, in its discretion, may approve the related party transaction. The policy also permits the chair of the committee to review and, if deemed appropriate, approve proposed related party transactions that arise between committee meetings, in which case the chair will report such transactions to the committee at its next meeting. Any related party transactions that are ongoing in nature will be reviewed annually. The committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

The committee has determined that certain types of transactions, such as those excluded by the instructions to the Securities and Exchange Commission’s related person transaction disclosure rule, do not create a material direct or indirect interest on behalf of related parties and, therefore, are not related party transactions for purposes of this policy.

The committee may approve a related party transaction only if the committee determines that, under all of the circumstances, the transaction is in the best interest of PerkinElmer and its shareholders.

DIRECTOR COMPENSATION

Directors who are employees of PerkinElmer receive no additional compensation for their services as directors. Our compensation and benefits committee periodically reviews our non-employee director compensation policies with the assistance of Mercer, and makes recommendations to our nominating and corporate governance committee for that committee’s proposal to the board. Mercer provides data on director compensation programs at a number of companies identified by the committee and Mercer as industry peers.

Our director compensation program is designed to provide a competitive level of compensation and enable PerkinElmer to attract and retain highly-qualified board members. Annual compensation for our non-employee directors consists of a cash retainer and equity compensation comprising stock and stock option grants. Each of these components for 2008 is shown in the following table and explained further below.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(3)	Option Awards ($) (1)(2)(3)	Total ($)
G. Robert Tod	$95,000	$100,008	$63,494	$258,502
Kenton J. Sicchitano	$95,000	$100,008	$63,494	$258,502
Nicholas A. Lopardo	$70,000	$100,008	$63,126	$233,134
Alexis P. Michas	$70,000	$100,008	$63,126	$233,134
James C. Mullen	$70,000	$100,008	$69,437	$239,444
Dr. Vicki L. Sato	$70,000	$100,008	$63,126	$233,134
Gabriel Schmergel	$70,000	$100,008	$63,126	$233,134
Patrick J. Sullivan	$64,167	$116,683	$24,159	$205,009

NOTES

(1)	The grant date fair value of the annual stock option grant to each director in 2008 was $55,041. The grant date fair value of the annual share grant to each director in 2008 was $100,008 and these shares were not subject to restriction or vesting. Mr. Sullivan received an additional stock option and share grant associated with his joining our board on February 25, 2008, as described in more detail below.

(2)	As of December 28, 2008, directors held total stock options outstanding as follows: Mr. Tod: 43,795; Mr. Sicchitano: 43,795; Mr. Lopardo: 68,341; Mr. Michas: 48,341; Mr. Mullen: 44,148; Dr. Sato: 48,341; Mr. Schmergel: 34,148; and Mr. Sullivan: 18,892. Our directors held no shares of restricted stock as of December 28, 2008.

(3)	These columns reflect the values recognized for stock and option awards for financial statement reporting purposes for the fiscal year ended December 28, 2008 and thus may include amounts from awards granted during and prior to 2008. Please see a discussion of all assumptions used in the valuation of these awards in Note 20 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 28, 2008 and Note 19 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2006.

Annual Cash Retainer

Each of our non-employee directors receives an annual cash retainer of $70,000 which is paid in four quarterly installments. Our Lead Director and the audit committee Chair are paid an additional annual cash retainer of $25,000 in recognition of the responsibilities carried by these roles. The retainer is prorated for non-employee directors who serve for only a portion of the year. The retainer is also prorated for any director who attends fewer than 75% of board meetings for the year.

Upon joining our board on February 25, 2008, Mr. Sullivan received a prorated cash retainer of $11,667 as compensation for his service during the two months preceding our 2008 Annual Meeting.

Equity Compensation

Stock Options:    All non-employee directors receive an annual stock option grant which has a fair market value of $55,000 on the date of the award. In 2008, each non-employee director was awarded an option to purchase 8,892 shares of our common stock at a per share exercise price of $26.49. We granted these stock options for 2008 following the annual shareholders meeting, on the third business day after our first quarter earnings release.

New non-employee directors receive an initial stock option grant of 10,000 shares of our common stock. An option to purchase 10,000 shares of our common stock at a per share exercise price of $25.03 was granted to Mr. Sullivan when he joined our board on February 25, 2008.

Stock options granted to non-employee directors since 2005 vest in three equal annual installments beginning one year from the grant date, and may be exercised for seven years from the grant date. All options granted to non-employee directors have an exercise price equal to the fair market value on the date of grant and become exercisable in full upon a change in control. Directors who leave the board have three months to exercise their vested options, after which the options are cancelled, except for departures due to death or disability, in which case the options may be exercised for up to one year, and in the event of retirement from the board, in which case options may be exercised for three years. Directors qualify for retirement under our stock option awards after attaining age 55 and ten years of service.

Stock Awards:    Non-employee directors receive an annual award of our common stock with a fair market value of $100,000. The number of shares granted is based on the fair market value of the award on the date of grant. The granted shares are not subject to restrictions or vesting. The stock award is prorated for non-employee directors who serve for only a portion of the year. In 2008, each non-employee director was awarded 3,740 shares. In accordance with our usual practice, we granted these awards following the annual shareholders meeting, on the third business day after our first quarter earnings release.

Upon joining our board on February 25, 2008, Mr. Sullivan received a prorated stock grant of 667 shares as compensation for his service during the two months preceding our 2008 Annual Meeting.

Deferred Compensation Plan

Directors may defer receipt of all or a portion of their cash retainer or stock awards. Mr. Lopardo elected to defer his annual stock grant in 2008. For more information about this program, see “Executive Compensation—Non-Qualified Deferred Compensation Plan” in the “Compensation Discussion and Analysis” below.

Business Travel Accident Insurance

Non-employee directors are provided with $250,000 of death benefit coverage under PerkinElmer’s business travel accident insurance policy which provides coverage while traveling on PerkinElmer business.

Director Stock Ownership Guidelines

Within five years of election to our board, we expect each non-employee director to own PerkinElmer stock with a fair market value equal to at least five times the annual cash retainer ($350,000 for 2008). Shares held in the deferred compensation plan are counted as owned. As of February 17, 2009, approximately two-thirds of our directors were in compliance with the stock ownership guidelines, and following the annual director stock grant in May 2009, we anticipate all of our directors will be in compliance. See “Beneficial Ownership of Common Stock”, below, for the stock ownership of our directors.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows the number of shares of our common stock beneficially owned on February 17, 2009 by (1) each of the directors and nominees for director individually, (2) each of the executive officers named in the Summary Compensation Table below, (3) any person known to us to own beneficially more than five percent of our outstanding common stock and (4) all executive officers, directors, and nominees for director as a group. The beneficial ownership set forth below includes any shares that the person has the right to acquire within 60 days after February 17, 2009 through the exercise or conversion of any stock option or other right.

Name (1)	Stock	Stock-Based Holdings (2)	Acquirable Within 60 Days (3)	Total Shares Beneficially Owned (4)	Percent of Class
Michael Battles	33,750	—	21,999	55,749	*
Jeffrey Capello	—	55,249	—	55,249	*
Robert F. Friel	459,201	—	1,485,342	1,944,543	1.7%
Janus Capital Management LLC (5)	6,074,317	—	—	6,074,317	5.2%
Nicholas A. Lopardo	17,998	27,832	52,570	98,400	*
Manning & Napier Advisors, Inc. (6)	9,416,110	—	—	9,416,110	8.1%
Daniel R. Marshak	15,900	8,169	24,553	48,622	*
Alexis P. Michas	45,172	32,317	32,570	110,059	*
James C. Mullen	22,664	—	28,377	51,041	*
John A. Roush	67,069	47,424	131,398	245,891	*
Vicki L. Sato	24,856	—	26,270	51,126	*
Gabriel Schmergel	53,899	—	18,377	72,276	*
Select Equity Group, Inc. (7)	7,524,871	—	—	7,524,871	6.5%
Kenton J. Sicchitano	23,946	—	28,024	51,970	*
Patrick J. Sullivan	4,407	—	3,333	7,740	*
Gregory L. Summe	54,989	327,181	2,359,287	2,741,457	2.4%
G. Robert Tod	60,006	—	28,024	88,030	*
Richard F. Walsh	178,548	22,158	952,982	1,153,688	1.0%
All current executive officers, directors, and nominees for director of the company as a group, 15 in number	1,082,770	520,330	5,193,106	6,796,206	5.8%

NOTES

*	Less than 1%

(1)	Except to the extent noted below, each individual or entity has sole voting and investment power over the shares of common stock identified in the table as beneficially owned by the individual, other than shares accrued under our deferred compensation plan that may not be sold until distributed from the plan and shares of restricted stock which may not be sold until they have fully vested.

(2)	This column represents indirect holdings of PerkinElmer’s common stock, including, for example, investments in the PerkinElmer stock fund selected by the employee in our retirement savings plan and shares that are accrued under deferred compensation arrangements and are payable 100% in common stock at the time of distribution. This column also includes shares held by spouses, minor children and trusts, including the following numbers of shares over which the identified director has shared voting and investment power but as to which he disclaims beneficial interest: Mr. Michas (20,500 shares).

(3)	Represents shares of common stock that may be acquired within 60 days after February 17, 2009 upon the exercise of outstanding stock options.

(4)	Represents the sum of the shares set forth for the individual in each of the “Stock,” “Stock-Based Holdings” and “Acquirable Within 60 Days” columns.

(5)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009 by Janus Capital Management LLC and certain related entities, reporting shared power to vote or direct the vote over 6,074,317 shares, and shared power to dispose or direct the disposition of 6,074,317 shares. The address of Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

(6)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2009 by Manning & Napier Advisors, Inc., reporting sole power to vote or direct the vote over 7,717,840 shares, and sole power to dispose or direct the disposition of 9,416,110 shares. The address of Manning & Napier Advisors, Inc. is 290 Woodcliff Drive, Fairport, New York 14450.

(7)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009 by Select Equity Group, Inc. (“Select”), Select Offshore Advisors, LLC (“Select Offshore”) and certain related entities, reporting power to vote or direct the vote over 10,144,502 shares, of which Select reports sole voting and dispositive power over 7,524,871 shares, Select Offshore reports sole voting and dispositive power over 2,619,631 shares and George S. Loening, the controlling shareholder of Select and Select Offshore, reports sole voting and dispositive power over 10,144,502 shares. The address of each of Select, Select Offshore and Mr. Loening is 380 Lafayette Street, 6th Floor, New York, New York 10003.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We operate in a fast-paced, ever-evolving industry in which there is a high level of competition for market share and talent. The goals of our executive compensation program are to attract, retain and motivate talented executives to enable the Company to be successful in a highly competitive environment. Our executive officer compensation program structure supports our business strategy to enhance the value of our shareholders’ investments by driving top-line results while remaining focused on cash flow performance and increased operating productivity.

Our executive compensation program is a robust, highly performance-driven program intended to generate both long-term sustainable shareholder value creation and a near-term focus on operational excellence, quality and innovation. We accomplish this through two primary incentive vehicles in addition to base pay. First, to address short-term performance, we have an annual cash incentive plan that we call our Performance Incentive Plan (PIP). PIP payments are made based on the achievement against pre-defined stretch targets which currently are organic growth (meaning internally generated, not through acquisitions), cash flow generation and earnings per share. The PIP program operates on two six-month performance periods each year. Secondly, our executive officers participate in our Long-Term Incentive Program (LTIP) that offers three highly performance-leveraged vehicles to drive sustained improvement over the long term in pre-defined financial metrics which currently are organic growth, cash flow generation and earnings per share. The LTIP program is structured with overlapping three-year performance cycles and includes three diverse pay vehicles—performance contingent restricted stock; performance units (a cash plan) and stock options. The three-year goals in LTIP are aligned with our strategic planning process and keep our executives focused on making and executing on decisions that create lasting shareholder value.

Key Developments in 2008

In order to provide context for the description of our executive compensation programs that follows, we highlight below several important developments which impacted our executive compensation program for 2008 and future periods.

Leadership Succession and Other Named Executive Officer Role Changes.    On January 23, 2008, the board elected Robert F. Friel Chief Executive Officer, effective February 1, 2008. Also effective on that date, Gregory L. Summe was appointed Executive Chairman of the Board. As Executive Chairman, Mr. Summe continues to work with the Company as directed by the board at a reduced schedule until April 28, 2009 which is the date of our 2009 annual meeting of shareholders. Mr. Summe will also remain a director of the Company until the 2009 annual meeting, at which time Mr. Summe will step down as Executive Chairman and as a member of the board.

To support our expansion in China, Daniel R. Marshak was appointed Senior Vice President and President of PerkinElmer, Inc. Greater China, a position he assumed on July 1, 2008 in addition to his ongoing responsibilities as Chief Scientific Officer. We expect Mr. Marshak’s expatriate assignment to continue for two years during which he will lead business operations and drive business development throughout greater China.

Jeffrey D. Capello terminated his employment with PerkinElmer on June 6, 2008. Michael L. Battles, Chief Accounting Officer, assumed the role of acting Chief Financial Officer upon Mr. Capello’s departure.

Strategic Focus.    In the fourth quarter of 2008 we announced the alignment of our businesses around Human and Environmental Health and launched a re-branding of the Company to focus on the results and outcomes we deliver for our customers, and to emphasize the difference our products and people make to improving life “For the Better”. In connection with this alignment, John A. Roush assumed the role of Senior Vice President and President of the Environmental Health segment. Mr. Roush previously served as Senior Vice President and President of our former Optoelectronics strategic business unit. Mr. Friel also assumed the position of Acting President of the Human Health segment in addition to his responsibilities as Chief Executive Officer and President of the Company. During 2008 we completed five acquisitions and on November 10, 2008 we announced our intentions to exit a portion of the specialty lighting business. As a result of these actions in 2008, we entered 2009 with a renewed strategic vision and focus on the businesses and regions in which we intend to direct our investments.

Our former LAS and Optoelectronics strategic business unit structure was applicable to certain executive compensation programs through fiscal 2008, including our 2008 PIP bonus which is discussed in more detail below under “Short-Term Incentive Program”.

Performance through Challenging Economic Conditions.    Despite the downturn in economic conditions in late 2008, we met or exceeded every key financial metric of our 2008 operating plan. Our culture is performance-driven and this is reflected in our compensation programs. Our 2008 incentive plan metrics and payments were well-aligned with key indicators of our success in 2008, including 7% organic revenue and 15% EPS growth over 2007. We also demonstrated good performance against our cash flow and net margin improvement metrics. We consider ourselves leaders in the adoption of performance-based equity arrangements among companies we consider our peers, and in 2008 the majority of our named executive officers’ target pay opportunity continued to be delivered through performance-based incentives. Given the uncertain economic outlook for 2009 and beyond, the compensation and benefits committee of our board of directors, which we refer to as the committee, approved a 2009 LTIP design which allows the committee to set performance goals at the beginning of each of the three one-year performance periods. More information about the 2009 LTIP is provided below under “Long-Term Incentive Program (LTIP)”.

Oversight of the Executive Compensation Program

The committee directs the design and oversees the operation of our executive compensation program. A detailed discussion of the committee’s structure, roles and responsibilities and related matters can be found above under the heading “Board of Directors Meetings and Committees.” This disclosure includes a description of the role of Mercer in advising the committee on various matters related to the Company’s executive compensation program.

Executive Compensation Philosophy and Core Principles: Overview

PerkinElmer and the committee apply the following compensation philosophy in structuring the compensation of our executive officers, including the executive officers named in the Summary Compensation Table below. We believe that pay should be performance-based, vary with the attainment of specific objectives, and be closely aligned with the interests of our shareholders. To implement this philosophy, the committee, working with management and Mercer, has established core principles to guide the design and operation of our compensation program. We aim to:

•	provide competitive compensation to attract and retain executive talent with the capability to lead within a global company,

•	emphasize variable pay to align executive compensation with the achievement of results that drive PerkinElmer’s business strategy,

•	use equity-based incentive plans to tie a significant portion of compensation to PerkinElmer’s long-term results and align the executive’s financial interests with those of the shareholders,

•	deliver compensation in the aggregate that is commensurate with PerkinElmer’s results,

•	design total executive compensation programs that are affordable, including their impact on earnings,

•	design executive incentive plans that do not promote inappropriate or excessive risk-taking,

•	promote executive ownership of PerkinElmer stock to further align executives’ financial interests with shareholders’ interests, and to facilitate an ownership culture among executives,

•	be flexible to respond to changing needs of the business, and

•	be transparent so that both executives and other stakeholders understand the executive compensation program and the objectives it seeks to achieve.

Compensation Policies

Market Positioning.    The committee’s policy is to manage total target compensation (and each element) to the median of the competitive market over time. Through the range of opportunities provided in our short-term incentive plan, and our long-term incentive program, including the performance unit program, and performance-contingent restricted stock program (each discussed more fully below), actual payments may exceed the median when our performance exceeds PerkinElmer’s targeted objectives, and may fall below the median when performance is below target. An individual named executive officer’s total compensation (or an element) in any given year may be set above or below median, depending on experience, tenure, performance and internal equity.

External Market Practices.    The committee annually reviews market compensation levels to determine whether total compensation for our executives remains in the targeted median pay range and makes adjustments when needed. This assessment includes evaluation of base salary, short-term incentive opportunities and long-term incentive opportunities against a peer group of industry companies with which we compete for executive talent and in other business matters, supplemented with industry-specific survey data for companies of comparable organization size to PerkinElmer (as measured by annual revenues). In general, the committee gives primary consideration to the peer group information because the peer companies resemble us more closely than the survey participants in terms of size and industry. The committee assesses the data by reviewing positions with comparable complexity and scope of responsibility to the positions at PerkinElmer. In addition, the committee assesses rewards such as health benefits, retirement programs and perquisites relative to the market. The committee considers external market data as a general indication of competitive market pay levels, and does not maintain a policy that executive officer pay must conform to a specific level relative to the market data.

Working with Mercer, the committee reviews its peer group each year to ensure that the peer companies selected remain appropriate for compensation and performance comparison purposes. Companies are selected based on industry and size, reflected by both revenue and market capitalization. The committee’s goal is to assemble a group of companies that represents our competitors for executive talent.

In October 2007, the committee established a peer group of companies which was used in the evaluation leading to the approval of 2008 executive target compensation. The peer group companies used by the committee for pay comparisons and for evaluating our relative performance for the time periods considered in this proxy statement are listed below. One company was removed from the peer group for the evaluation of 2009 executive target compensation due to acquisition, and since the time of our 2008 market review, two other companies in the following list of peers, namely a portion of Applera Corporation and Invitrogen Corporation, merged to form Life Technologies Corporation.

Company Name	Peer Group October 2007-September 2008	Revised Peer Group October 2008-Present	2007 Net Revenue*: Revised Peer Group ($ millions)
Applera Corporation	X	X	$2,225
Beckman Coulter, Inc.	X	X	$2,761
Dade Behring Holdings, Inc.	X
Invitrogen Corporation	X	X	$1,282
Millipore Corporation	X	X	$1,532
Pall Corporation	X	X	$2,250
Roper Industries, Inc.	X	X	$2,102
Sigma Aldrich Corporation	X	X	$2,039
Varian Inc.	X	X	$921
Varian Medical Systems, Inc.	X	X	$1,777
Waters Corporation	X	X	$1,473
* Based on Form 10-K for 2007 fiscal year
		75th Percentile:	$2,194
		Median:	$1,908
		25th Percentile:	$1,488

		PerkinElmer, Inc.:	$1,787

Other Factors Influencing Compensation.    When making compensation decisions, the committee takes many other factors into account, including the individual’s performance in his or her role and against individual goals (particularly over the past year), the individual’s expected future contributions to PerkinElmer’s success, the financial and operational results of our business units and PerkinElmer as a whole, the individual’s historical compensation and any retention concerns, and the Chief Executive Officer’s recommendations (in the case of named executive officers other than the Chief Executive Officer). In looking at historical compensation, the committee looks at the progression of salary increases over time, and also looks at the unvested and vested value inherent in equity awards. The committee uses the same factors in evaluating the Chief Executive Officer’s performance and compensation that it uses for the other named executive officers.

Role of Chief Executive Officer.    The Chief Executive Officer regularly attends a portion of the compensation and benefits committee meetings. He provides the committee with his assessment of the performance of the other named executive officers and his perspective on the factors described above used to develop his recommendations for compensation. The committee discusses each named executive officer and the Chief Executive Officer’s recommendations in detail, including how the recommendations compare against the external market data, and how the compensation levels of the executives compare to each other and to the Chief Executive Officer’s. The committee approves or modifies the Chief Executive Officer’s recommendations. Both Mr. Summe, who served as Chief Executive Officer through January 2008, and Mr. Friel, who assumed the Chief Executive Officer position on February 1, 2008, made recommendations to the committee regarding 2008 executive compensation. Mr. Friel provided recommendations to the committee regarding 2009 executive compensation. The Chief Executive Officer does not make recommendations to the committee, or participate in committee decision-making regarding his own compensation.

Our Chief Executive Officer is evaluated by the full board of directors for his performance against his annual goals which were approved by the committee early in the fiscal year for 2008. In addition, he provides a self-assessment of his performance. The committee discusses the Chief Executive Officer’s self-assessment as well as the committee members’ and all other board members’ assessments of his performance in executive session (without the Chief Executive Officer present). The committee considers the factors mentioned above for the Chief Executive Officer in the same manner as for the other named executive officers. Working with Mercer, the committee determines and approves the Chief Executive Officer’s base salary, short-term incentive plan target and payment under the PIP (consistent with the terms of the plan described below), and long-term incentive program targets and awards (consistent with the terms of the plan described below). The committee’s approval is then presented to the independent directors for ratification in executive session.

Pay Mix.    In accordance with our pay-for-performance compensation philosophy and because the named executive officers are in a position to directly influence the overall performance of the Company, the named executive officers have a significant portion of their compensation at risk through short- and long-term incentive programs. In 2008, our Chief Executive Officer had over 85% of his target pay at risk, and on average our other named executive officers had 74% of their target pay at risk (that is, subject to either performance requirements and/or service requirements). This includes the target short-term PIP incentive, stock options, performance-contingent restricted stock and performance units. Additionally, to align executive officer compensation with long-term corporate success, the majority of the named executive officers’ pay is in the form of long-term incentive compensation. In 2008, over 70% of our Chief Executive Officer’s total target compensation and 58% of the other named executive officers’ total target compensation (excluding benefits) on average was delivered through long-term incentive compensation based on the fair market value on the date of grant. Also, to align the interests of executive officers with shareholders and to support an ownership culture, two-thirds of the named executive officers’, including the Chief Executive Officer’s, target long-term incentive compensation opportunity was provided using equity-based vehicles (stock options and performance-contingent restricted stock). These pay mix statistics include the total target compensation for Mr. Capello but exclude Mr. Summe and Mr. Battles because they did not participate in our 2008 LTIP. The Chief Executive Officer pay mix statistics reflect total target compensation for Mr. Friel.

2008 Target Total Compensation

The committee has determined that our Chief Executive Officer should have a higher percentage of his total target compensation delivered in the form of performance-based incentives than the other named executive officers due to his impact on and higher accountability for Company performance. Market and peer company information presented to the committee as part of the annual executive compensation program review supports that this is a competitive practice.

We expect to continue to deliver the majority of our target executive compensation through performance-based incentive programs, although the committee reserves the right to vary the percentage distribution across plans by individual. The distribution may also change annually, based on the committee’s evaluation of competitive external market practices and its determination of how to best align our executive incentive compensation programs with achievement of our business goals.

Pay for Results.    We have a strong culture of paying for results. This is evidenced by the significant percentage of the executive compensation package that is tied to short-term or long-term performance. In evaluating results, the committee looks at financial metrics at both the company and the strategic business unit (SBU) level. At the Company level, the primary metrics are organic revenue growth, earnings per share and free cash flow (which we define as adjusted operating cash flow less adjusted capital expenditures). At the SBU level for 2008, the metrics were organic revenue growth, free cash flow and net operating profit after tax. The committee selected these metrics to capture the most important aspects of financial performance in the form of revenue growth, profitability and cash generation. Organic revenue growth is a reflection of the growth of our core businesses. Profitability and strong cash flow provide us with the means to invest in product and service innovation, and business development opportunities that fuel revenue growth. We believe that the combination of strong top- and bottom-line financial performance and a solid balance sheet create shareholder value growth that is sustainable over the long term. In establishing performance objectives, the committee also reviews the performance of our industry peer group, referring to companies which are the best comparators for each of our businesses, and setting performance goals within the context of our strategic business plan. More information about the performance metrics and the goals for our short- and long-term incentive programs is provided below.

Components of the Executive Officer Compensation Program

For 2008, our executive officer compensation program consisted of base salary, our long-term incentive program (comprising stock options, performance units and performance-contingent restricted stock), our short-term incentive program, and benefits and other perquisites. The table below describes how these elements of compensation link to our compensation philosophy core principles:

Core Principles	Base Salary	Short-Term Incentive Program (PIP and Additional Performance Bonus)	Long-Term Incentive Program (LTIP)	Other Benefits and Perquisites
Attract and retain executive talent	X	X	X	X
Variable pay aligns compensation with the achievement of results		X	X
Equity-based incentive plans tie compensation to long-term results			X
Deliver compensation commensurate with PerkinElmer’s results		X	X
Affordability	X	X	X	X
Executive incentive plans that do not promote inappropriate or excessive risk-taking		X	X
Promote executive ownership of PerkinElmer stock			X
Programs that respond to changing needs of the business		X	X
Transparency	X	X	X	X

In 2008, the committee reviewed all compensation, benefits and perquisites provided to the named executive officers in connection with compensation decisions. The specific rationale, design, reward process, and related information for each element are outlined below.

Base Salary

Base salary levels for executive officers are determined based on the committee’s evaluation of the executive’s position, experience and performance, and competitive external market data (which includes peer group information as described under “External Market Practices” above). Generally, the committee refers to the median of the relevant competitive market for the position as part of the base salary evaluation, but any individual named executive officer may have a base salary above or below the median of the market. The committee’s philosophy is that base salaries should meet the objective of attracting and retaining the executive talent needed to run a complex business.

In determining individual base salaries, the committee places specific emphasis on the scope and impact of the executive officer’s role in the organization, particularly if the executive has assumed more significant responsibilities or has been promoted to a new position. The committee also considers the value the executive has delivered and is expected to continue to deliver to the organization through performance of his or her job responsibilities, and the achievement of individual performance goals. The committee evaluates external market data for each position and internal pay equity, as well. Our executive officers do not necessarily receive base salary increases every year. In 2008, the committee approved base salary increases based on a combination of the above factors, addressed in more detail below.

Base salary adjustments can affect the value of other compensation and benefit elements. As the value of the short-term incentive award is expressed as a multiple of base salary, a higher base salary will result in a higher short-term incentive award, assuming the same level of achievement against goals. Additionally, as the committee establishes target total long-term incentive award opportunities for each of the named executive officers expressed as a percentage of base salary, a higher base salary will result in a higher long-term incentive target award opportunity.

The salaries paid to all of the Company’s named executive officers in 2008 are shown in the Summary Compensation Table that follows this report. Working with Mercer in late 2007 and early 2008, the committee reviewed the total compensation package for each officer in 2008. The analysis included a review of market peer company and survey data for comparable positions as well as consideration of the individual factors noted above. The Mercer analysis presented to the committee in late 2007 that the committee used to evaluate total target compensation for 2008 reported that on average, base salaries for our executive officers approximated the peer group median. Compensation for each executive officer was also reviewed in light of internal equity, the scope and impact of the position, and the performance of each individual in his respective role. As a result of this analysis, the committee approved base salary increases for Messrs. Capello, Roush and Battles effective February 1, 2008, based primarily on the growing scope of their roles, internal equity and performance. The committee approved an increase to Mr. Marshak’s base salary effective July 1, 2008 upon his assumption of the position of Senior Vice President of the Company and President, Greater China.

Mr. Friel’s base compensation was increased to $875,000, effective February 1, 2008 upon his assumption of the position of Chief Executive Officer. The committee approved this increase based on an external market analysis for the President and Chief Executive Officer position conducted by Mercer, as well as an evaluation of the critical importance of this role to our business performance.

Effective February 1, 2008 and as part of the leadership succession plan approved by the board in July 2007, Mr. Summe assumed the role of Executive Chairman. In association with his reduced work schedule in this role, Mr. Summe’s annual base salary was reduced from $1,000,000 to $500,000 effective February 1, 2008.

As part of a Company-wide program to prudently manage expenses in light of an uncertain economic outlook, none of the named executive officers received a base salary increase following the committee’s evaluation of 2009 officer compensation.

Long-Term Incentive Program (LTIP)

The committee uses long-term incentive awards to focus our executive officers on long-term performance and to align their financial interests with those of shareholders. Our long-term incentive program for executive officers, referred to as LTIP, comprises stock options, performance-contingent restricted stock and cash-based performance units. For the named executive officers participating in LTIP in 2008, approximately one-third of the long-term incentive opportunity was provided in the form of non-qualified stock options, approximately one-third in performance-contingent restricted stock, and approximately one-third in the form of cash-based performance units. The committee believes this approach to long-term incentive compensation builds upon its pay-for-performance philosophy, and provides a balanced focus on stock price appreciation and the achievement of financial metrics that are drivers of long-term shareholder value creation.

In structuring the long-term incentive program (which was implemented in 2004 and which the committee has reviewed and continued to use each year through 2008), the committee believed it was important to retain stock options as a significant element of the program to continue to capture the motivational benefits of rewarding executives for appreciation in our stock price over the course of multiple years. In addition, the committee introduced the use of performance-contingent restricted stock and performance units in order to further align the long-term incentive program with important drivers of long-term shareholder value: earnings performance, improved net income margin, organic revenue growth, and cash flow. Each component of the long-term incentive program is described in more detail below.

Long-term incentives are granted annually. For 2008, the committee established target total long-term incentive award opportunities for each of the named executive officers based on the executive’s position, experience, performance and market competitive long-term incentive levels (with median award values from our 2007 peer group used as the reference point). These targets were expressed as a percentage of each named executive officer’s base salary and for 2008 ranged from one-times to five-times annual base salary. In all cases, 2008 target opportunity values were set at levels the committee believed would compensate the executives for future achievement of our long-term financial goals and stock price appreciation in a manner commensurate with their duties and contributions. Mr. Summe and Mr. Battles did not participate in the 2008 LTIP due to their transitional and interim roles, respectively.

The award value associated with stock options is divided by the Black-Scholes value of the option which determines the number of shares to be granted under the option. The award values associated with restricted stock and performance units are both divided by the stock price on the date of grant, resulting in the number of restricted shares and performance units to be granted.

The three components of LTIP are as follows:

Stock options

Stock options are issued with an exercise price at 100% of the fair market value on the date of grant to assure that executives will receive a benefit only when the stock price increases. For more information about our equity grant practices, please see “Equity award granting practices” below. One-third of each 2008 option grant vests on the first anniversary of the grant, one-third on the second anniversary of grant, and the remaining one-third on the third anniversary of grant. The options expire in seven years (or earlier in the case of termination of employment). Retaining key talent is an important objective for the committee in establishing the vesting schedule. We believe the three-year vesting schedule appropriately balances the retention aspect of stock options and timing of the potential value delivery to the individual. Our employment agreements with our named executive officers provide for acceleration of vesting in certain situations, such as a change in control of PerkinElmer (please see “Potential Payments upon Termination or Change in Control,” below).

Performance units

The performance unit program provides cash award opportunities based on sustained operational excellence. The program is based on the achievement of a combination of financial measures and stock price growth. For the three-year performance period that began on January 1, 2008, the program goals relate to earnings, organic revenue growth and free cash flow performance against targets set for the fiscal year ending December 31, 2010. Starting with the 2007 LTIP, the committee replaced net margin improvement with organic revenue growth as a goal in the performance unit program in recognition of our continued business focus on growth and its strategic importance to our success.

In 2008, each officer eligible for LTIP was assigned a target value equal to one-third of the total long-term incentive target opportunity determined by the committee (as more fully described above) which was converted into a number of units using PerkinElmer’s stock price on the date of grant. The units earned are determined by multiplying the number of units assigned to an officer by a performance factor, ranging from 0% to 200%, determined by applicable earnings, organic revenue growth, and free cash flow performance of the Company against the pre-established goals.

The earnings performance factor is weighted 50%; the organic revenue growth and free cash flow factors are each weighted 25%. The earnings performance factor is expressed as specific EPS goals to be achieved in the third fiscal year of the performance period. The organic revenue growth factor measures the simple average organic revenue growth over all three years of the performance period. The free cash flow factor measures cumulative achievement over all three years of the performance period.

In order for the 2008 LTIP performance units to vest, the Company must achieve aggressive financial goals at the end of the three-year performance period. The committee assigns minimum, target and maximum goals for each performance factor. If the minimum goal is not met, no payment will be made for that performance factor. Performance goals were set based on our extended business projections and provide an incentive for strong and competitive revenue and earnings growth coupled with effective cash flow management. Awards are paid in cash, determined by multiplying the number of units earned by the stock price at the end of the three-year period. Evaluation of achievement against goals, and any resulting payment for performance units granted in 2008, will be conducted at the end of the three-year performance period (2010). Goal measurement may be adjusted for certain events including acquisitions, divestitures, and other non-recurring events as approved by the committee.

In 2006, the named executive officers were granted performance units with performance goals assigned for fiscal year 2008. All the units were eligible for payment based on achievement of long-term financial goals to be met in 2008. The performance factors for the 2006 performance unit program were EPS, free cash flow and net margin improvement (income after tax divided by sales).

The target EPS goal for the 2006 LTIP performance units required EPS growth of over 50% at the end of the three-year measurement period (50% weighting). The cumulative cash flow target goal was $430 million (25% weighting). The net margin improvement target goal of 8% represented improvement of 190 basis points (25% weighting).

Overall achievement against the 2006 LTIP performance unit goals at the end of 2008 was 140% which resulted in the following payments to our named executive officers: Mr. Summe: $1,634,609; Mr. Friel: $984,703; Mr. Walsh: $334,797; and Mr. Roush: $393,881. These awards are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this proxy statement. Mr. Capello’s employment terminated before the end of the performance period; therefore, he did not receive a 2006 LTIP performance unit payment. Our other named executive officers did not participate in the 2006 LTIP and therefore did not receive a performance unit cash payment.

Since the introduction of the LTIP in 2004, Company performance has generally exceeded the target goals for each metric and the performance unit payments have exceeded target award levels. Payments have ranged from 140% to 200% of target. This reflects our strong and sustained EPS growth since the inception of LTIP as demonstrated by the fact that our EPS has more than doubled from the baseline set in fiscal 2003 and 50% of the performance unit payment is based on EPS results.

Performance-contingent restricted stock

We grant performance-contingent restricted stock to focus executive officers on sustained financial improvement over time. Each year since the inception of our LTIP in 2004, the committee has granted restricted shares to the named executive officers which vest annually in equal increments over a three-year period based on the achievement of increasing earnings goals. For example, the restricted shares granted in 2006 vest based upon achievement of earnings goals assigned for fiscal years 2006, 2007 and 2008. Performance goals were set based on our extended business projections, and provide an incentive for strong and competitive earnings growth. If performance conditions are not met on or before the end of the third fiscal year, the unvested shares are forfeited. The committee may adjust measurement of the goals for certain non-recurring events including acquisitions and divestitures. The adjustment methodology is approved by the committee prospectively when the goals are approved. The committee may also exercise additional discretion regarding the goals or the payments for a given period. In practice, the committee has approved vesting based solely upon financial results adjusted for the business events listed above and has not applied discretion.

For all LTIP restricted share grants including those granted in 2008, the committee has set as earnings goals EPS performance targets which represent significant year-over-year corporate earnings growth in each year of the three-year performance period. The targets set for the 2006 LTIP restricted stock grants require EPS growth of 15% in each year of the three-year measurement period (which represents over 50% EPS growth over the combined three-year period). The 2007 and 2008 LTIP restricted stock grants require EPS growth of 12% in each year of the three-year measurement period (which represents 40% EPS growth over the combined three-year period) to allow more investment in support of revenue growth. Targets are sufficiently challenging so that the earnings target was missed for one third of the 2004 LTIP restricted stock grant, and the associated shares were forfeited. The EPS targets have been met for the other LTIP restricted stock grants over the 2004 through 2008 performance periods.

Based on achievement in excess of the 2008 earnings goals, one-third of the restricted shares granted as part of the LTIP in each of 2006, 2007 and 2008 to the executive officers named in the Summary Compensation Table vested on December 28, 2008 in the following amounts:

Named Executive Officer	2006 LTIP: 1/3rd of Shares Granted	2007 LTIP: 1/3rd of Shares Granted	2008 LTIP: 1/3rd of Shares Granted
Robert F. Friel	16,855	14,995	19,554
John A. Roush	6,742	5,623	5,363
Daniel R. Marshak*	—	1,624	1,510
Richard F. Walsh	5,730	5,623	5,028
Gregory L. Summe**	27,980	29,990	—

*	Mr. Marshak did not participate in the 2006 LTIP grant.

**	Mr. Summe did not participate in the 2008 LTIP grant.

2009 LTIP

In January 2009, the committee approved the 2009 LTIP which, similar to prior LTIP programs, comprises stock options with time-based vesting, and restricted shares and performance units which are vested and paid based on the achievement of financial performance goals. For the 2005 – 2008 programs, LTIP goals for the entire three-year performance period were approved by the committee at grant. The 2009 LTIP allows the committee to set performance goals at the beginning of each of three one-year performance periods. The committee adopted this change because current uncertain economic conditions make it difficult to forecast business results over the second and third years of the 2009 LTIP performance period. Setting goals annually will allow the committee improved visibility when setting goals for the second two years of the program. Goals for 2009 have been set based on our 2009 business plan. If 2009 goals are missed, the program provides the opportunity for the 2009 performance units and restricted shares to be earned in later periods based on achievement of higher levels of performance.

Other equity grants in 2008

Because he is serving in an acting role, Mr. Battles does not participate in our LTIP. On January 23, 2008, the committee approved grants of stock options and restricted shares to Mr. Battles which are disclosed in the 2008 Grants of Plan Based Awards table. The stock options vest one-third annually on the anniversary of the grant date and expire in seven years (or earlier in the case of termination of employment). The restricted shares vest 100% on the third anniversary of the grant date. These grants were approved by the committee as part of a competitive total compensation package. The grants were made in accordance with our equity award granting practices described below.

Equity award granting practices

The following section provides a description of our equity award granting practices. These practices apply to all of our equity awards, including grants made under our LTIP. Our 2001 Incentive Plan and our 2005 Incentive Plan were each approved by shareholders (at our 2001 and 2005 Annual Meetings, respectively). These incentive plans provide for grants of stock options, restricted stock, stock appreciation rights, other stock unit awards, performance units, and cash performance awards. The plans give the committee the latitude to design cash and stock-based incentive programs that promote high performance and the achievement of corporate goals. Employees, including our named executive officers, and non-employee directors are eligible to receive awards under these plans.

The committee evaluates annual equity grants to officers, including the named executive officers, and other employees at the first committee meeting of each year. The approved grants become effective and the exercise price is set on the third business day following the release of full year earnings, which corresponds with the first day of the employees’ open trading window, and is the date of grant. Therefore, the annual grant takes place after the release of material information regarding our annual financial performance. Stock options for newly hired employees are granted on the employee’s date of hire.

The stock option exercise price is set at the average of the high and low price on the date of grant. We believe this practice results in a grant price which more fairly represents the stock price over the course of the date of grant than the closing price on the date of grant, which could be arbitrarily high or low. The board administers all equity grants within the authority bestowed upon it by PerkinElmer’s shareholder-approved incentive plans. The committee establishes the terms and conditions of each award, including vesting and performance criteria and the term of the award.

We manage our share reserve carefully. At the end of 2008, we had 5.4 million shares reserved for future equity grants. We had 9.7 million outstanding options and unvested shares, which represents 8.3% of our common shares outstanding. Our total dilution including shares reserved for future grants and outstanding options and unvested shares was 12.9% In 2008, we granted 1.9 million shares (including shares granted under options and stock grants) or 1.6% of our common shares outstanding. In 2008 we bought back 2,900,000 shares, which has a positive effect on shareholder value but negatively affects our dilution rate. The committee annually reviews the potential dilutive effect of equity award programs from both a share and economic perspective as compared to industry peers. Generally, we target share dilution approximating the industry peer median which was 16.6% (shares outstanding plus shares available for future grant, based on information from annual reports on Form 10-K for the fiscal year ended 2007).

We are asking shareholders to approve our 2009 Incentive Plan which provides a vehicle for our continued delivery of long-term and performance-based incentive programs to eligible participants. If approved, the 2009 Incentive Plan is intended to replace our 2001 and 2005 Incentive Plans. More information about the 2009 Incentive Plan is provided in Proposal No. 3 in this proxy statement.

Short-Term Incentive Program

The Performance Incentive Plan (PIP) is our short-term incentive program and is a core component of our pay-for-performance executive compensation program. The program year consists of two performance periods, the first based on performance in the first half of the fiscal year and the second based on performance in the second half of the fiscal year. The committee and our management believe that shorter cycles support our business strategy of responding quickly to external cycle and business changes.

The program components include the award opportunity (expressed as a percentage of base salary), the performance measures (such as earnings per share) and their weightings, and the performance goals (such as a particular earnings target).

Award opportunities

The committee establishes the target award opportunity for each named executive officer based on market practice (target PIP opportunities are generally positioned at the median of the competitive market), the desired emphasis on pay at risk (more pay at risk for more senior executives) and internal equity (comparably positioned executives should have comparable award opportunities). Positioning target PIP opportunities generally at the market median underscores the committee’s compensation strategy that compensation levels should approximate market median levels when performance meets target expectations, and that pay should exceed median levels only when performance exceeds PerkinElmer’s targeted objectives.

The 2008 target PIP award opportunity for each named executive officer was as follows:

Named Executive Officer	Annual PIP Award Opportunity Expressed as % of Base Salary
Gregory L. Summe	125%
Robert F. Friel	100%
John A. Roush	70%
Richard F. Walsh	70%
Jeffrey D. Capello	70%
Daniel R. Marshak	50%
Michael L. Battles	40%

Mr. Summe’s target short-term award opportunity remained at 125% in his role as Executive Chairman; however, it is applied against his reduced base salary. As a result, his annual target award opportunity has been reduced by half.

For fiscal year 2008, Mr. Friel’s PIP target was increased to 100% of his base salary in association with his promotion to Chief Executive Officer. In setting Mr. Friel’s target opportunity, the committee undertook a review of total compensation for the Chief Executive Officer position and determined this short-term incentive target to be appropriate relative to external market data, internal equity and the impact of the Chief Executive Officer role on our business results.

For fiscal year 2009, Mr. Roush’s PIP target was increased to 85% of his base salary. The committee approved this change based on their review of competitive market data and an evaluation of the impact of Mr. Roush’s role on Company performance.

Performance measures, weightings and goals

The committee established PIP performance goals for the first half of 2008 at the committee meeting held in January 2008, and PIP performance goals for the second half of 2008 at the committee meeting held in July 2008. These performance goals were based on the 2008 operating plan and budget reviewed by our board of directors. Payments are awarded based on the degree of achievement against the specific performance goals following the end of each performance period. Eligible participants may defer their awards into our deferred compensation program (please see “Non-Qualified Deferred Compensation,” below).

The performance metrics and weightings for both the first and second half of the 2008 PIP program were as follows:

	PIP Metrics and Weightings
	Organic Revenue Growth	Corporate EPS	SBU NOPAT	Free Cash Flow
Corporate	33%	33%		33%
Life and Analytical Sciences (LAS)	33%		33%	33%
Optoelectronics	33%		33%	33%

The weighting of each metric is recommended by the Chief Executive Officer and approved by the committee. Each of our named executive officers was assigned to corporate, LAS (Life and Analytical Sciences) or Optoelectronics PIP metrics, or a combination of these metrics, in order to align the named executive officer’s PIP goals with his organizational responsibilities. A new product introduction (“NPI”) metric was also assigned to Mr. Marshak reflecting his role as Chief Scientific Officer.

Organic revenue growth was added as a performance measure on the PIP program in 2007 to enforce the importance of driving revenue growth in our base businesses adjusting for the impact of acquisitions on revenue. We believe that the inclusion of EPS in our incentive plans keeps our management team focused on operating a profitable business, which is critical to creating shareholder value. NOPAT (net operating profit after tax) serves a similar purpose at the strategic business unit level, which ultimately impacts corporate earnings. Free cash flow is important because it enables the pursuit of opportunities that enhance shareholder value such as investments in innovation and strategic business development, and is an indicator of how efficiently we manage our assets and capital. Performance against goals may be adjusted for certain events including acquisitions, divestitures and other non-recurring events during the performance period as approved by the committee.

In an effort to ensure the integrity of these goals and minimize the risk of unanticipated outcomes, each goal has a performance range built around it, with a commensurate increase or decrease in the associated award opportunity. The range of performance goals and associated award opportunities under the program is expressed in the form of a “threshold”, “target” and “maximum”. If results fall below the threshold goal, the short-term incentive amount associated with that goal is not paid. If results exceed pre-established maximum goals, the cash award payout is capped at the maximum award opportunity. The committee believes that a maximum cap reduces the likelihood of windfalls and makes the maximum cost of the plan predictable.

The range of performance goals for each metric is set using a methodology similar to that used for the LTIP. Due to the shorter performance periods, the growth factor applied to each metric will vary from year to year and by business unit with the overarching goal of meeting our short- and long-term financial commitments. External performance expectations are also considered. The goals for “threshold” level payments are set sufficiently high so that several times in the past three years the threshold performance level was not met for an individual performance metric, and no payment was made in association with that metric for the period in which the goal was not met. In most instances, the goals associated with “target” payment have represented significant improvement over prior year results, and therefore performance must improve year-over-year in order for the target award to be paid. “Maximum” awards are paid based on aggressive goals which can be attained only when business results are exceptional.

The payments achieved by our former LAS and Optoelectronics SBUs (which reflect performance against the combination of goals assigned to the SBU) illustrate the fact that our performance goals are sufficiently challenging to present risk of non-payment. Over the past four years, two SBUs achieved PIP payment percentages below the target award levels, and in one period, an SBU did not achieve the threshold goal level and no PIP payment was made for that SBU.

PIP payments to our executive officers reflect a blend of the SBU and corporate metrics assigned to each executive, and for Mr. Marshak includes achievement against his NPI goal. Over the past four years, individual executive officers have received PIP payments below the targeted payment level in four instances. The average of the PIP payments made to our executive officers over the past four years is 135%. Individual payments ranged from a low of 42% to a high of 200%.

2008 Short-Term Incentive Payments

Performance against PIP financial goals.    Throughout the year, the committee reviews progress against PIP goals. Following the close of each performance cycle, the committee determines the extent to which the performance criteria have been achieved, and if they have, the amount of the award earned. This determination is formulaic, although the committee can exercise its discretion to reduce the amount of the award earned for the performance achieved if the committee determines that performance is not fully satisfactory. Our plan imposes no limits on the level of negative discretion the committee may apply. The committee did not apply negative discretion to PIP payments made to the named executive officers in 2008.

For 2008, Messrs. Friel, Roush, Marshak, Walsh, Summe and Battles were paid total PIP awards in the amount of $1,541,458; $449,266; $279,440; $439,195; $1,226,042 and $166,923, respectively. Expressed as a percentage of base salary at fiscal year end, the payments were as follows: Mr. Friel: 176%; Mr. Roush: 112%; Mr. Marshak: 75%; Mr. Walsh: 117%; Mr. Summe: 245% and Mr. Battles: 62%. In general, most of our 2008 PIP metric goals were met or exceeded, generating PIP payments to our executive officers ranging from a low of 123% to a high of 200%, and the average PIP payment percentage was 165% of target. In accordance with our PIP policy, Mr. Capello did not receive PIP bonus payments for 2008 because his employment terminated prior to the payment dates.

Performance against individual goals.    In any year, the committee may grant additional performance bonuses in cases where an executive has performed at an exceptionally high level, or has accomplished specific extraordinary corporate or individual objectives outside the parameters of the formal short-term incentive plan. Our board strongly believes that PerkinElmer’s growth and future success is dependent upon the achievement of both financial results and execution against key business goals which are not necessarily quantitative in nature. Therefore, our Chief Executive Officer and our other named executive officers were given objectives for 2008 in addition to the PIP financial targets which included a combination of financial goals and business objectives which required subjective evaluation. The committee approves the goals for the Chief Executive Officer. Goals for the other named executive officers are recommended by the Chief Executive Officer. Mr. Friel recommended the goals for the named executive officers for 2008.

The committee established individual performance objectives for Mr. Friel for 2008 and evaluated his performance against those objectives in three categories: strategic, operational and organizational. The 2008 goals for Mr. Friel and the other named executive officers emphasized growth acceleration through revenue growth in our core businesses, geographic expansion, and enhancement of our brand effectiveness. Key achievements against the 2008 performance objectives included outstanding revenue growth and the closure and effective integration of several acquisitions. Other important organizational achievements included alignment of our businesses around Human and Environmental Health and re-branding of the Company, investment in R&D leading to new product introductions, and further strengthening of our leadership teams in Asia. Based upon their evaluation of his performance against his objectives, the committee paid Mr. Friel a performance bonus for 2008 of $231,219. In combination with the PIP bonus payment, Mr. Friel’s total bonus paid for 2008 was $1,772,677.

Additional performance bonuses were also awarded to Messrs. Roush, Marshak, Walsh and Battles in the amounts of $67,400; $27,900; $22,000 and $91,700 respectively, based on superior performance in support of the objectives described above which contributed heavily to our operational and financial success in 2008. The bonus to Mr. Battles also reflected recognition of his performance as acting Chief Financial Officer.

Other Benefits and Perquisites

In addition to base salary, short-term incentive awards, and long-term incentive awards, our executive officers also participate in certain employee benefit programs. These benefit programs are designed to be competitive with market practices and are provided in order to attract and retain the executive talent we need.

Retirement and Deferred Compensation Programs

401(k) Qualified and Excess Plans

All of our United States employees, including the named executive officers, are eligible to participate in our tax-qualified Section 401(k) plan which includes Company matching contributions.

Select executives, including the named executive officers with the exception of Mr. Battles, are eligible to participate in our 401(k) Excess Plan. The plan is designed only to provide the benefit which the executive would have accrued under our tax-qualified plan if the IRS Code limits had not applied. It does not further enhance those benefits. The matching contributions are included in the “All Other Compensation” column of the Summary Compensation Table and, in the case of the 401(k) Excess Plan, the Nonqualified Deferred Compensation Plan Table (which also includes each named executive officer’s account balance as of the end of fiscal year 2008).

Deferred Compensation Plan

A select group of highly compensated management employees, including the named executive officers and our directors, are eligible to participate in our Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan is offered as a voluntary supplemental savings vehicle which allows participants to defer certain types of compensation and designate notional investments in a selection of mutual funds or PerkinElmer stock. The plan does not provide for above-market returns. For more information about the Deferred Compensation Plan, please refer to “Non-Qualified Deferred Compensation Plan” following the 2008 Non-Qualified Deferred Compensation Plan Table, below.

Qualified Defined Benefit Plans

Most of our United States employees employed as of January 31, 2001 by our former Optoelectronics business are active participants in our tax-qualified defined benefit plan. On January 31, 2001, the plan was closed to new employees, and employees of our former Life Sciences business ceased future accruals as of the same date. Future accruals ceased for our corporate office and what was then our Analytical Instruments SBU as of March 15, 2003. Three of our named executive officers, Messrs. Summe, Friel and Walsh, are entitled to the benefit they accrued prior to March 15, 2003, which is shown in the Pension Benefits table. Mr. Marshak, Mr. Battles and Mr. Capello joined PerkinElmer after the plan was closed to new entrants. Mr. Roush continues active accruals in the plan because he was employed by our Optoelectronics business unit and was hired prior to January 31, 2001. His benefit accrual is reported in the Pension Benefits table.

Supplemental Executive Retirement Plan

Our Supplemental Executive Retirement Plan, which we refer to as SERP, provides additional benefits to eligible executives employed as of June 30, 2000, after which it was closed to new entrants. Messrs. Summe, Friel and Walsh are active participants. Mr. Marshak, Mr. Battles and Mr. Capello joined PerkinElmer, and Mr. Roush was promoted to officer status, after the plan was closed to new entrants, and therefore they do not accrue SERP benefits. Generally, participants are eligible to receive the benefits they have accrued under the SERP when they have completed five years of service and have reached 55 years of age while employed by PerkinElmer. In the event of a change of control of PerkinElmer, however, these age and service requirements are waived.

The change in the value of SERP benefits in 2008 for each of the participating named executive officers is shown in the Summary Compensation Table, and the full value of the benefit at normal retirement age is shown in the Pension Benefits Table, below.

Additional benefits and perquisites

We provide a limited number of personal benefits to eligible officers which we believe are competitive with overall market practices and which the committee has determined are appropriate to offer in order to attract and retain key executives. The committee periodically reviews external market data to determine the types and value levels of perquisites we should provide. The committee also determines eligibility for perquisites. Our named executive officers, with the exception of Mr. Battles, are eligible for the following benefits:

•

Automobile Allowance:    Eligible officers receive an automobile allowance which is paid through the bi-weekly payroll as regular taxable income. Mr. Friel and Mr. Summe each receive a car allowance which amounts to $25,000 annually. Mr. Friel’s car allowance was increased to $25,000 effective February 1, 2008 in association with his promotion to Chief Executive Officer and therefore his 2008 allowance amount was prorated. The annual car allowances to Mr. Roush and Mr. Walsh amount to $17,500 annually and Mr. Marshak’s car allowance amounts to $14,500 annually. Mr. Capello received 2008 car allowance payments totaling $8,413 through the date of his termination.

•

Financial Planning:    Eligible named executive officers are paid a financial planning allowance in order to assist them with financial and estate planning. The allowance is paid in a lump sum as regular taxable income. Mr. Friel and Mr. Summe each receive a financial planning allowance of $20,000. Mr. Friel’s financial planning allowance was increased to $20,000 effective February 1, 2008 in association with his promotion to Chief Executive Officer and therefore his 2008 allowance amount was prorated. Mr. Roush, Mr. Marshak, Mr. Walsh and Mr. Capello received an annual financial planning allowance payment of $12,000 for 2008.

•	Executive Physical: Eligible officers may receive reimbursement for a full annual executive physical at the facility of their choice.

•

Executive Life and AD&D Insurance:    Eligible officers are covered by an executive life and accidental death and dismemberment insurance plan that pays a death benefit equal to four times the executive’s base salary. We pay a tax gross-up on the cost of the executive life insurance premium.

•	WorldClinic: The WorldClinic benefit provides our eligible officers with emergency medical referral services while traveling.

•

Officer Matching Gift Program:    The PerkinElmer Foundation will make matching gifts to the qualified institutions of the officer’s choice up to an aggregate annual maximum of $50,000 per year for the Chief Executive Officer and $25,000 per year for other eligible officers. Mr. Friel became eligible to apply for matching gifts up to $50,000 when he assumed the Chief Executive Officer position on February 1, 2008. The program is provided in order to encourage our executives to support community and other not-for-profit organizations.

Mr. Summe is also provided limited personal use of an aircraft in which we own a fractional interest. His personal use is capped at a maximum of 50 hours per year and will be prorated to reflect his period of employment in 2009. Mr. Summe pays tax on the value of his personal use of the aircraft. Personal use of aircraft is not provided to Mr. Friel or any of our other named executive officers and we do not expect to provide such personal usage in the future.

As Executive Chairman, Mr. Summe will continue to receive the same benefits and perquisites he received as Chief Executive Officer until our 2009 annual meeting when his employment will end in accordance with the leadership succession plan described in “Key Developments in 2008” above.

Expatriate assignment

We have an expatriate program which covers reasonable expenses associated with relocation and additional living expenses for employees who are asked by the Company to perform a role in a location outside their home country for a temporary period of time. We paid $91,370 for Mr. Marshak’s expatriate assignment in China in 2008. This included relocation services, the cost of an apartment and utilities, access to a car and driver, and a relocation allowance provided to Mr. Marshak to cover other expenses associated with his move. This total also includes payment of $21,589 in gross-ups to cover related tax obligations. Mr. Marshak is entitled to a tax equalization payment, the final amount to be determined when his 2008 tax returns are completed and therefore not known at this time. The expenses paid in association with Mr. Marshak’s assignment are included under “All Other Compensation” in the Summary Compensation Table.

Employment Agreements and Severance/Change in Control Arrangements

All of our named executive officers have employment agreements. The committee believes these agreements benefit PerkinElmer by clarifying the terms of employment and ensuring that we are protected by non-compete, non-solicitation, and non-disclosure provisions. They are also necessary to attract and retain senior talent in a competitive market. Furthermore, the committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent will leave the organization before a transaction closes. These departures could reduce the value of the organization to a buyer or to the shareholders if a transaction fails to close.

The arrangements provide benefits to our named executive officers in the event of an involuntary termination not for “cause”, or voluntary termination following a change in control where the executive has “good reason”, as these terms are defined in the agreements. The benefits under the agreements are generally larger if the termination is associated with a change in control, and for most payments in these situations a tax gross-up is provided, if necessary, to make the executive whole for any excise taxes imposed under Internal Revenue Code. Effective upon a change in control, 100% of the named executive officer’s stock options and restricted shares vest, and any granted performance units are paid at the target level. The committee periodically reviews the benefits provided under the agreements to ensure they serve PerkinElmer’s interests in retaining these key executives, are consistent with market practice, and are reasonable.

On January 23, 2008, the committee approved a revised employment agreement for Mr. Friel effective with his promotion to Chief Executive Officer on February 1, 2008. The employment agreements for Mr. Friel, Mr. Roush, Mr. Marshak, Mr. Walsh and Mr. Battles were revised on December 8, 2008 to bring them into documentary compliance with IRC Section 409A, which we refer to as Section 409A.

Upon termination of his employment, none of the severance or vesting rights under Mr. Capello’s employment agreement were triggered and he received no special payments or benefits.

Details of each named executive officer’s agreement, and the payments which the named executive officers would receive under different termination circumstances, are set forth below in “Potential Payments Upon Termination or Change In Control”.

Additional Executive Compensation Policies

Stock Ownership Guidelines

The committee has determined that in order to further align management and shareholder interests, executive stock ownership should be significant relative to each executive officer’s base salary. Executives are expected to attain these ownership levels within four years after their election or appointment. Ownership level determination includes stock acquired through the open market, through the exercise of stock options after which the shares are held, and shares granted under restricted stock grants. Shares held in the 401(k) and Deferred Compensation Plans are also counted. Stock options are not included. The committee expects the Chief Executive Officer to hold shares with a fair market value of at least two times his annual base salary. The ownership guideline for our senior vice presidents and above (including our other named executive officers) is one and one-half times their annual base salary. As of February 17, 2009, all of our named executive officers were in compliance with these stock ownership guidelines.

Securities Trading Policy

All trading in PerkinElmer securities by our named executive officers must be done under a pre-established 10b5-1 trading plan. Our Securities Trading Policy also prohibits all employees, including our named executive officers, from engaging in “short” sales of our stock (unless the sale is part of a permitted “cashless” exercise of stock options) and from trading in any form of derivative security or instrument linked to our stock.

Clawback Policy

Officers, including our named executive officers, who are granted stock options under the Long-Term Incentive Program, sign a Prohibited Activity Agreement. This agreement requires the officer to repay gains on stock options exercised within the last year of employment if the officer solicits, recruits or induces an employee or consultant of PerkinElmer to end his or her employment with us, or engages directly or indirectly with a competing business (as defined in the agreement) within two years after the officer’s termination date.

Material Tax Implications of the Program

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and certain other highly compensated executive officers. Specified compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the committee has taken steps to qualify the stock option awards, performance unit awards, as well as the objective component of awards it makes under the PIP, as performance-based compensation for this purpose. However, the committee considers it important to retain flexibility to design compensation programs that are in the best interests of PerkinElmer and our shareholders. To this end, the committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the committee believes that compensation is appropriate and in the best interests of PerkinElmer and our shareholders, after taking into consideration changing business conditions and performance of our employees. In addition, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the committee cannot ensure that compensation intended by the committee to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. Specific to compensation reported in this proxy statement as paid for fiscal year 2008, the following elements do not meet the design requirements of Section 162(m): the individual performance bonuses paid outside of the regular PIP program to Messrs. Friel, Roush, Marshak, Walsh and Battles; and the performance-based restricted stock granted in 2006, 2007 and 2008.

Compensation Committee Report

The compensation and benefits committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation and benefits committee of the board of directors:

G. Robert Tod, Chair

James C. Mullen

Gabriel Schmergel

Kenton J. Sicchitano

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation for services to PerkinElmer for the 2008 fiscal year of (1) individuals who held the role of Chief Executive Officer during 2008, (2) individuals who held the role of Chief Financial Officer during 2008, and (3) the other three most highly compensated executive officers for 2008, all of whom were serving as executive officers as of December 28, 2008.

Name and Principal Position	Year	Salary ($)	Stock Awards (1)(3) ($)	Option Awards (2)(3) ($)	Non-Equity Incentive Plan Compensation (3)(4)($)	Change in Pension and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6)($)	Total ($)
Robert F. Friel	2008	$852,115	$1,824,764	$1,045,183	$2,757,380	$352,664	$103,310	$6,935,416
Chief Executive Officer and President (7)	2007	$631,923	$955,541	$791,737	$2,497,469	$146,529	$75,852	$5,099,051
	2006	$542,115	$739,051	$591,661	$1,170,648	$127,579	$69,245	$3,240,299

John A. Roush	2008	$396,731	$662,155	$336,894	$910,547	$15,142	$61,474	$2,382,943
Senior Vice President and President, Environmental Health	2007	$372,115	$483,920	$222,911	$841,524	$5,897	$58,272	$1,984,639
	2006	$350,000	$530,941	$168,273	$454,093	$11,341	$56,079	$1,570,727

Daniel R. Marshak	2008	$378,178	$145,370	$93,558	$307,340	—	$145,037	$1,069,483
Senior Vice President, Chief Scientific Officer and President, Greater China (8)

Richard F. Walsh	2008	$375,000	$555,658	$372,680	$795,992	$136,946	$59,138	$2,295,414
Senior Vice President and Chief Administrative Officer	2007	$375,000	$356,355	$346,664	$1,152,498	$84,152	$57,599	$2,372,268
	2006	$377,404	$300,006	$276,092	$637,375	$111,471	$56,048	$1,758,396

Transitioning, Acting and Former Officers

Gregory L. Summe	2008	$565,385	$1,329,990	$1,393,499	$2,860,651	$396,914	$256,600	$6,803,039
Executive Chairman of the Board (9)	2007	$1,000,000	$1,595,161	$1,696,629	$6,204,762	$184,847	$269,702	$10,951,101
	2006	$998,077	$1,486,930	$1,300,889	$2,806,100	$347,483	$259,403	$7,198,882

Michael L. Battles	2008	$268,692	$153,360	$91,993	$258,623	—	$16,539	$789,207
Vice President, Chief Accounting Officer and Chief Financial Officer (acting) (10)

Jeffrey D. Capello	2008	$208,923	$(50,631)	$103,698	—	—	$34,348	$296,338
Senior Vice President and Chief Financial Officer (former) (11)	2007	$415,385	$388,568	$280,898	$1,120,912	—	$61,268	$2,267,031
	2006	$377,885	$286,296	$227,354	$582,996	—	$58,591	$1,533,122

NOTES

(1)	This column reflects the values recognized for restricted stock awards for financial statement reporting purposes for the fiscal year ended December 28, 2008, and thus may include amounts from awards granted during and prior to 2008. Please see a discussion of all assumptions used in the valuation of these awards in Note 20 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 28, 2008 and in Note 21 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 30, 2007.

(2)	This column reflects the values recognized for stock option awards for financial statement reporting purposes for the fiscal year ended December 28, 2008, and thus may include amounts from awards granted during and prior to 2008. Please see a discussion of all assumptions used in the valuation of these awards in Note 20 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 28, 2008 and in Note 21 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 30, 2007.

(3)	Each of the executive officers named in the Summary Compensation Table received long-term awards in 2008. All awards were granted in January 2008 and are disclosed in the 2008 Grants of Plan-Based Awards Table in this proxy statement. Outstanding stock option and restricted stock awards are also disclosed in the 2008 Outstanding Equity Awards at Fiscal Year End Table in this proxy statement. Please refer to the “Compensation Discussion and Analysis” above for a full description of these awards.

(4)	The amounts reported in this column reflect short-term incentive bonus payments (PIP and any additional performance bonus) and performance unit cash payments under our LTIP for performance in 2008. The amounts are as follows:

Named Executive Officer	Short-Term Incentive Payments (PIP + Additional Performance Bonus) ($)	Performance Unit Cash Awards under LTIP ($)	Total ($)
Robert F. Friel	$1,772,677	$984,703	$2,757,380
John A. Roush	$516,666	$393,881	$910,547
Daniel R. Marshak	$307,340	—	$307,340
Richard F. Walsh	$461,195	$334,797	$795,992
Gregory L. Summe	$1,226,042	$1,634,609	$2,860,651
Michael L. Battles	$258,623	—	$258,623

Please refer to the “Compensation Discussion and Analysis” above for a full description of these programs and awards.

(5)	The amounts in this column represent the change in pension value for each individual. No named executive officer received preferential or above-market earnings on deferred compensation.

(6)	The amounts reported in this column include our 401(k) Excess contributions to the deferred compensation plan for 2008 as follows: Mr. Friel: $31,521; Mr. Roush: $8,396; Mr. Marshak: $6,325; Mr. Walsh: $7,250; and Mr. Summe: $15,583. Also included are car allowance payments as follows: Mr. Friel: $24,134; Messrs. Roush and Walsh: $17,498 each; Mr. Marshak: $14,500; Mr. Summe: $25,000 and Mr. Capello: $8,413. A financial planning allowance is also included in this column as follows: Mr. Friel: $19,333; Messrs. Roush, Walsh, Marshak and Capello: $12,000 each; and Mr. Summe: $20,000. This column also contains the aggregate incremental cost of personal use by Mr. Summe of an aircraft in which we own a fractional interest, which was $166,167 for 2008. This cost represents the incremental variable cost for personal flights, as set forth in invoices for such flights from the aircraft management company. Also included in this column for each eligible officer are our contributions to the qualified 401(k) plan, the premiums we paid for executive life insurance, premiums paid for WorldClinic medical travel coverage, and the incremental cost of any personal use of tickets to sporting events. We paid a tax gross-up for the executive life insurance premiums in the following amounts: Mr. Friel: $582; Mr. Roush: $114; Mr. Marshak: $244; Mr. Walsh: $457; Mr. Summe: $329; and Mr. Capello: $63.

(7)	Mr. Friel was appointed Chief Executive Officer and President effective February 1, 2008. He was appointed President on August 1, 2007 and previously served as Vice Chairman and President of the Life and Analytical Sciences SBU.

(8)	Mr. Marshak was appointed Senior Vice President and President, Greater China effective July 1, 2008 in addition to his ongoing responsibilities as Chief Scientific Officer. The amount shown under “Salary” for Mr. Marshak includes $23,076 which was converted from USD to China Renminbi (RMB) using our August corporate exchange rate of 6.85475 and paid through our China payroll. Amounts shown under “All Other Compensation” for Mr. Marshak include $91,370 in relocation costs and expenses paid by the Company in association with Mr. Marshak’s expatriate assignment in China of which $21,589 was payment of associated tax gross-ups. Expenses paid in China were converted from RMB to USD using an exchange rate of 0.14327 which was our month-end corporate exchange rate for December 2008. More information about Mr. Marshak’s assignment is provided in the Compensation Discussion and Analysis.

(9)	Mr. Summe was appointed Executive Chairman effective February 1, 2008. He previously served as Chairman and Chief Executive Officer until February 1, 2008 and President until August 1, 2007.

(10)	Mr. Battles is serving as acting Chief Financial Officer.

(11)	Mr. Capello served as Chief Financial Officer until the termination of his employment on June 6, 2008. The negative amount shown under “Stock Awards” for Mr. Capello reflects the reversal of expense associated with restricted shares he forfeited upon termination.

2008 Grants of Plan-Based Awards

Name	Type (1)	Grant Date	Date of Compensation Committee Approval (7)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Options Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Date of Option Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
					Threshold ($)	Target ($)	Maximum ($)	Target (#)
Robert F. Friel	PU	1/29/2008	1/23/2008	(2)	$729,169	$1,458,337	$2,916,675
	RS-P	1/29/2008	1/23/2008	(3)				58,662				$1,458,337
	OPT	1/29/2008	1/23/2008	(5)					249,715	$25.02	$24.86	$1,458,813
	PIP	N/A	1/23/2008	(6)	$296,042	$422,917	$845,834
	PIP	N/A	7/23/2008	(6)	$306,250	$437,500	$875,000

John A. Roush	PU	1/29/2008	1/23/2008	(2)	$199,999	$399,997	$799,995
	RS-P	1/29/2008	1/23/2008	(3)				16,090				$399,997
	OPT	1/29/2008	1/23/2008	(5)					68,493	$25.02	$24.86	$400,130
	PIP	N/A	1/23/2008	(6)	$96,979	$138,542	$277,084
	PIP	N/A	7/23/2008	(6)	$98,000	$140,000	$280,000

Daniel R. Marshak	PU	1/29/2008	1/23/2008	(2)	$56,333	$112,666	$225,331
	RS-P	1/29/2008	1/23/2008	(3)				4,532				$112,666
	OPT	1/29/2008	1/23/2008	(5)					19,292	$25.02	$24.86	$112,702
	PIP	N/A	1/23/2008	(6)	$59,150	$84,500	$169,000
	PIP	N/A	7/23/2008	(6)	$65,625	$93,750	$187,500

Richard F. Walsh	PU	1/29/2008	1/23/2008	(2)	$187,494	$374,988	$749,976
	RS-P	1/29/2008	1/23/2008	(3)				15,084				$374,988
	OPT	1/29/2008	1/23/2008	(5)					64,212	$25.02	$24.86	$375,121
	PIP	N/A	1/23/2008	(6)	$91,875	$131,250	$262,500
	PIP	N/A	7/23/2008	(6)

Gregory L. Summe	PIP	N/A	1/23/2008	(6)	$255,209	$364,584	$729,168
	PIP	N/A	7/23/2008	(6)	$218,750	$312,500	$625,000

Michael L. Battles	RS-T	1/29/2008	1/23/2008	(4)				10,000				$248,600
	OPT	1/29/2008	1/23/2008	(5)					15,000	$25.02	$24.86	$87,629
	PIP	N/A	1/23/2008	(6)	$37,567	$53,667	$107,334
	PIP	N/A	7/23/2008	(6)	$37,800	$54,000	$108,000

Jeffrey D. Capello (8)	PU	1/29/2008	1/23/2008	(2)	$219,999	$439,997	$879,994
	RS-P	1/29/2008	1/23/2008	(3)				17,699				$439,997
	OPT	1/29/2008	1/23/2008	(5)					75,342	$25.02	$24.86	$440,141
	PIP	N/A	1/23/2008	(6)	$106,983	$152,833	$305,666

NOTES

(1)	The awards shown in this table were granted under our 2005 Incentive Plan. The types of awards are as follows:

PU = Performance units

RS-P = Restricted stock with performance-based vesting schedule

RS-T = Restricted stock with time-based vesting schedule

OPT = Stock options

PIP = Performance Incentive Program (short-term incentive bonus)

(2)	Eligible named executive officers received a grant of performance units in 2008. Please refer to the “Compensation Discussion and Analysis” for a description of the performance unit program, eligibility and payment criteria. The amounts shown under “Threshold” represent estimated payment of 50% of the performance units granted, our estimate of the minimum amount payable if the threshold performance level is met for all performance measures. The amounts shown under “Target” represent estimated payment of 100% of the performance units granted. The amounts shown under “Maximum” represent estimated payment of 200% of the performance units granted, our estimate of the maximum amount payable. The stock price used for calculation of estimated payments is $24.86, which was the closing stock price on the date the award was granted.

(3)	Eligible named executive officers received a grant of restricted shares in 2008 which vest based on achievement of EPS goals. A description of this portion of our LTIP is provided in the “Compensation Discussion and Analysis”. The amounts shown under “Target” are the number of shares that will vest based on achievement of EPS performance goals through 2010.

(4)	Mr. Battles received a grant of restricted shares in 2008 which vests 100% three years following the date of grant.

(5)	Each of the named executive officers received a grant of stock options in 2008 under our 2005 Incentive Plan. Options were issued with an exercise price equal to the fair market value on the date of grant. The stock option exercise price is set at the average of the high and low price on the date of grant. The shares vest in three equal annual installments and may be exercised for seven years from the date of grant. Please refer to the “Compensation Discussion and Analysis” section of this proxy statement for a description of 2008 stock option grants and our equity grant practices.

(6)	Each of the named executive officers participated in our PIP bonus program in 2008. On January 23, 2008, the compensation and benefits committee approved PIP financial goals for the first half of the fiscal year. On July 23, 2008, the committee approved financial goals for the second half of the fiscal year. The amounts shown under “Threshold” represent payment of 70% of the target PIP for the half-year performance period, our estimate of the minimum amount payable, assuming threshold level performance is achieved for all performance measures. The amounts shown under “Target” represent estimated payment of 100% of the target bonus for the half-year performance period. The amounts shown under “Maximum” represent estimated payment of 200% of the target bonus for the half-year performance period, our estimate of the maximum amount payable.

The actual PIP payments for the first and second half 2008 performance periods have been made. The total 2008 PIP payment to each named executive officer and a description of the PIP is provided in the “Compensation Discussion and Analysis” section of this proxy statement and is reflected in the Summary Compensation Table.

(7)	On January 23, 2008, the compensation and benefits committee reviewed stock option, restricted stock and performance unit grants for the named executive officers and approved them with an effective grant date on the third business day following the release of 2007 full year earnings, which was January 29, 2008. Therefore, the date of grant was after the release of material information regarding our 2007 financial performance.

(8)	Upon termination of his employment on June 6, 2008, Mr. Capello forfeited all of his unvested stock options, restricted shares and performance units, including those shown in this table. Mr. Capello did not receive payments under the PIP for 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Robert F. Friel	0	(1)	249,715	$25.020	1/29/2015				58,662	(6)	$784,311
	37,487	(1)	74,974	$23.450	1/30/2014				29,989	(6)	$400,953
	67,420	(1)	33,710	$22.580	1/31/2013				16,855	(6)	$225,351
	85,000	(1)	0	$22.220	1/3/2012
	141,000	(2)	0	$16.435	10/22/2013
	700,000	(3)	0	$30.860	4/25/2011
	300,000	(3)	0	$19.825	1/7/2010

John A. Roush	0	(1)	68,493	$25.020	1/29/2015				16,090	(6)	$215,123
	14,057	(1)	28,116	$23.450	1/30/2014				11,246	(6)	$150,359
	26,968	(1)	13,484	$22.580	1/31/2013				6,742	(6)	$90,141
	25,000	(1)	0	$22.220	1/3/2012
	15,000	(1)	0	$19.840	1/27/2011
	5,000	(1)	0	$32.400	1/16/2009

Daniel R. Marshak	0	(1)	19,292	$25.020	1/29/2015	1,667	(4)	$22,288	4,532	(6)	$60,593
	4,061	(1)	8,122	$23.450	1/30/2014				3,249	(6)	$43,439
	10,000	(1)	5,000	$20.495	5/22/2013

Richard F. Walsh	0	(1)	64,212	$25.020	1/29/2015				15,084	(6)	$201,673
	14,057	(1)	28,116	$23.450	1/30/2014				11,246	(6)	$150,359
	27,642	(1)	13,821	$22.580	1/31/2013				5,730	(6)	$76,610
	40,000	(1)	0	$22.220	1/3/2012
	72,000	(2)	0	$16.435	10/22/2013
	450,000	(3)	0	$30.860	4/25/2011
	300,000	(3)	0	$19.825	1/7/2010

Gregory L. Summe	74,973	(1)	149,948	$23.450	1/30/2014				59,979	(6)	$801,919
	139,560	(1)	69,780	$22.580	1/31/2013				27,980	(6)	$374,093
	200,000	(1)	0	$22.220	1/3/2012
	1,800,000	(3)	0	$30.860	4/25/2011

Michael L. Battles	0	(1)	15,000	$25.020	1/29/2015	10,000	(5)	$133,700
	10,000	(1)	5,000	$21.230	11/1/2013	3,750	(5)	$50,138
	6,666	(1)	3,334	$22.580	1/31/2013	10,000	(5)	$133,700
	3,667	(1)	0	$22.220	1/3/2012
	1,666	(1)	0	$19.840	1/27/2011

NOTES

(1)	Vests at a rate of one-third annually on the anniversary of the date of grant over the first three years of the seven-year option term.

(2)	Vests at a rate of one-quarter annually on the anniversary of the date of grant over the first four years of the ten-year option term.

(3)	Vests 100% on the sixth anniversary of the date of grant with performance-contingent accelerated vesting upon the achievement of EPS growth goals. The option term is ten years.

(4)	Time-based restricted stock grant that vests at a rate of one-third annually on the anniversary of the date of grant (05/22/2006).

(5)	Time-based restricted stock grant that vests 100% on the third anniversary of the date of grant (09/11/2006, 11/11/2006 and 1/29/2008, respectively).

(6)	Performance-based restricted stock grant that vests one-third annually based on the achievement of annual EPS goals; shares are forfeited if all goals are not met by the end of the third year.

(7)	These columns provide the value of unvested restricted shares based on the closing price of our stock on the last business day of fiscal 2008 ($13.37).

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Robert F. Friel	0		47,284	$1,100,299
John A. Roush	45,000	$766,500	25,699	$649,416
Daniel R. Marshak	0		3,290	$84,122
Richard F. Walsh	0		18,694	$435,009
Gregory L. Summe	1,255,000	$11,625,968	94,755	$2,204,949
Michael L. Battles	0		0
Jeffrey D. Capello	221,726	$1,165,521	18,813	$437,779

NOTES

(1)	Reflects restricted shares which vested in 2008. On January 23, 2008, the compensation and benefits committee approved vesting on grants of performance-contingent restricted shares under our LTIP. Based on achievement in excess of the 2007 EPS goal, the committee approved vesting for one-third of the restricted shares granted in 2005 under the 2005 LTIP: Mr. Friel: 15,434 shares; Mr. Roush: 3,334 shares; Mr. Walsh: 7,340 shares; Mr. Summe: 36,785 shares; and Mr. Capello: 5,773 shares. The committee approved vesting of one-third of the restricted shares granted in 2006 under the 2006 LTIP based on achievement in excess of the 2007 EPS goal as follows: Mr. Friel: 16,855 shares; Mr. Roush: 6,742 shares; Mr. Walsh: 5,731 shares; Mr. Summe: 27,979 shares; and Mr. Capello: 6,742 shares. The committee approved vesting of one-third of the restricted shares granted in 2007 under the 2007 LTIP based on achievement in excess of the 2007 EPS goal as follows: Mr. Friel: 14,995 shares; Mr. Roush: 5,623 shares; Mr. Marshak: 1,624 shares; Mr. Walsh: 5,623 shares; Mr. Summe: 29,990 shares; and Mr. Capello: 6,298 shares. The totals for Mr. Roush include one-third of a restricted share award with time-based vesting granted to him in 2005 which vested on September 1, 2008 (10,000 shares). The totals for Mr. Marshak include 1,667 shares, which is one-third of a restricted share award with time-based vesting granted to him upon his hire in 2006, which vested on May 22, 2008.

(2)	The following named executive officers elected to defer receipt of some or all of the vested shares reflected in this column pursuant to our Non-Qualified Deferred Compensation Plan, the terms of which are described under the heading “Non-Qualified Deferred Compensation Plan” below. The values shown are based on the market value of the underlying shares on the vesting date. Mr. Roush elected to defer shares valued at $365,316 ($77,582 distributed in a lump sum in February 2009, $156,886 to be distributed in a lump sum in February 2011, and $130,847 to be distributed in a lump sum in February 2012). Mr. Marshak elected to defer shares valued at $84,122 to be distributed in a lump sum in February 2010. Mr. Walsh elected to defer shares valued at $304,162 ($170,802 distributed in a lump sum in February 2008 and $133,360 distributed in a lump sum in February 2009). Mr. Summe elected to defer shares valued at $2,204,949 ($856,010 distributed in a lump sum in February 2008 and $1,348,939 distributed in a lump sum in February 2009). Mr. Capello elected to defer shares valued at $437,779 which distributed in a lump sum in February 2009 as a result of his termination of employment.

(3)	Based on the fair market value determined on the date of exercise, less the option exercise price.

2008 Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our named executive officers and the number of years of service credited to each of the named executive officers under our qualified defined benefit plan (the PerkinElmer, Inc. Employees Retirement Plan) and the non-qualified PerkinElmer, Inc. Supplemental Executive Retirement Plan, which we refer to as the SERP. There were no payments made to the named executive officers during fiscal 2008.

Name	Plan Name	Number of Years Credited Service (2) (#)	Present Value of Accumulated Benefit (1)(3) ($)	Payments During Last Fiscal Year ($)

Robert F. Friel	PerkinElmer, Inc. Employees Retirement Plan	4.17	$49,489	$0
	PerkinElmer, Inc. Supplemental Executive Retirement Plan	9.92	$985,379	$0

John A. Roush	PerkinElmer, Inc. Employees Retirement Plan	9.75	$64,680	$0
	PerkinElmer, Inc. Supplemental Executive Retirement Plan	0.00	$0	$0

Daniel R. Marshak	PerkinElmer, Inc. Employees Retirement Plan	0.00	$0	$0
	PerkinElmer, Inc. Supplemental Executive Retirement Plan	0.00	$0	$0

Richard F. Walsh	PerkinElmer, Inc. Employees Retirement Plan	4.75	$68,449	$0
	PerkinElmer, Inc. Supplemental Executive Retirement Plan	10.50	$650,480	$0

Gregory L. Summe	PerkinElmer, Inc. Employees Retirement Plan	5.17	$56,184	$0
	PerkinElmer, Inc. Supplemental Executive Retirement Plan	10.92	$2,077,371	$0

Michael L. Battles	PerkinElmer, Inc. Employees Retirement Plan	0.00	$0	$0
	PerkinElmer, Inc. Supplemental Executive Retirement Plan	0.00	$0	$0

Jeffrey D. Capello	PerkinElmer, Inc. Employees Retirement Plan	0.00	$0	$0
	PerkinElmer, Inc. Supplemental Executive Retirement Plan	0.00	$0	$0

NOTES

(1)	Includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Messrs. Summe, Friel and Walsh participated in the SERP in 2008 and all have at least five years of service under the plan. Messrs. Summe and Friel were not vested in 2008 because neither had reached age 55 by the end of the year. Mr. Walsh is 100% vested in his benefits under the SERP as he has satisfied the age and service requirement. Messrs. Summe, Friel, Walsh and Roush are vested in their Employees Retirement Plan benefit because each has at least five years of vesting service credit under the plan.

(2)	For the Employees Retirement Plan, the number of years of credited service varies from years of actual service with PerkinElmer for Messrs. Summe, Friel and Walsh because their accruals ceased March 15, 2003. Messrs. Marshak, Capello and Battles have no credited service because they joined PerkinElmer after the plan was closed to new members and are not eligible. The number of years of credited service for Mr. Roush is the same as his years of actual service with PerkinElmer because he continues to accrue benefits under this plan.

Only Messrs. Summe, Friel and Walsh are eligible for benefits under the SERP and their number of years of credited service under that plan matches their years of service with PerkinElmer. Messrs. Roush, Marshak, Capello and Battles are not eligible for this plan and therefore show zero years of credited service for the SERP.

(3)	The valuation method and all material assumptions applied in quantifying the present value of the current accrued benefits above are disclosed in Note 16 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 28, 2008.

Employees Retirement Plan

The PerkinElmer, Inc. Employees Retirement Plan is a defined benefit pension plan in which most U.S. employees employed as of January 31, 2001 by our former Optoelectronics SBU are active participants. We closed the retirement plan to new employees as of January 31, 2001 and employees of our former Life Sciences business ceased future accruals in the plan as of the same date. We amended the retirement plan to cease future accruals as of March 15, 2003 for employees of what was then our Analytical Instruments SBU and our corporate office. Mr. Roush currently accrues benefits under the retirement plan because he was hired into our Optoelectronics business unit prior to January 31, 2001. None of the other named executive officers accrued benefits under the retirement plan after March 15, 2003.

Subject to maximum benefit limitations prescribed by law, a participant will be entitled to receive an annual payment equal to the sum of 0.85% of the participant’s final average earnings, multiplied by the number of years of credited service with PerkinElmer, plus 0.75% of the excess of such earnings over the covered compensation base, multiplied by the number of years of credited service (not in excess of 35) with PerkinElmer. For this purpose, a participant’s final average earnings are the average of his base salary for the five consecutive highest salaried years out of the last ten years of credited service with PerkinElmer. The annual compensation taken into account under the retirement plan for purposes of calculating a participant’s final average earnings is subject to limitations under the retirement plan. For 2008, the maximum annual compensation for these purposes was $230,000. The maximum benefit payable from the retirement plan for 2008 is $185,000 payable under the Employees Retirement Plan normal annuity form.

All of our employees who participate in the retirement plan are required either to complete five years of service with us or reach their normal retirement date, whichever is first to occur, before they have a vested interest in the retirement plan.

Supplemental Executive Retirement Plan

In addition to the retirement plan described above, we maintain the PerkinElmer, Inc. Supplemental Executive Retirement Plan, or SERP, which provides additional benefits to officers who became eligible for the plan prior to its closure, including Messrs. Friel, Walsh and Summe. Messrs. Roush, Marshak, Capello and Battles joined PerkinElmer or were promoted to officer positions after the plan was closed to new entrants and therefore are not eligible for SERP participation. Officers previously designated by our board of directors are eligible to receive benefits under the supplemental plan when they have completed five years of service and reached 55 years of age while employed by PerkinElmer. In the event of a change of control of PerkinElmer, however, participants in the supplemental plan are eligible to receive benefits regardless of age or years of service, or may receive additional years of credited service upon termination of employment in certain situations (please see “Potential Payments upon Termination or Change in Control,” below, for more information). If a participant dies while an employee prior to attaining age 55, but after the completion of five years of service with us, the participant’s eligible spouse is entitled to receive a benefit in the form of 50% of the benefit the participant would have received upon attaining age 55, commencing on the date the participant would have attained age 55.

The supplemental plan is administered by the compensation and benefits committee of our board of directors. Our board may amend or terminate the supplemental plan at any time; however, such amendment or termination may not reduce or eliminate the benefit payments currently being made or the accrued plan benefit of any participant. We closed the SERP to new participants effective July 1, 2000.

The supplemental plan provides an annual benefit payable at retirement which is in addition to the benefit payable from the retirement plan described above. Under the SERP, a participant will be entitled to receive an annual payment equal to 0.85% of average total compensation, consisting of salary and bonus, for each year of credited service, plus 0.75% of average total compensation in excess of the covered compensation base for each year of credited service limited to 35 years; less the participant’s benefit payable from the retirement plan, assuming no reduction to the benefit payable due to the participant’s early retirement. No actuarial adjustment is made as a result of retirement before or after age 65. Average total compensation is the average of a participant’s total cash compensation for the highest-compensated consecutive five years of credited service out of his last ten years of credited service prior to age 65 (or his age at earlier termination of employment). Mr. Walsh has completed at least five years of service and became vested in the supplemental plan and eligible for early retirement upon reaching age 55 in 2007. Mr. Summe and Mr. Friel were neither vested nor eligible for early retirement in 2008 as neither had reached age 55.

The SERP was amended on December 8, 2008 to bring it into documentary compliance with Section 409A.

2008 Non-Qualified Deferred Compensation

The following table presents 2008 Non-Qualified Deferred Compensation Plan contribution, withdrawal, and balance information for our named executive officers:

Name	Executive Contributions in Last Fiscal Year (1)(3) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (4) ($)
Robert F. Friel	$0	$31,521	$(26,086)	$(792,400)	$31,521
John A. Roush	$365,316	$8,396	$(396,467)	$0	$484,345
Daniel R. Marshak	$84,450	$6,325	$(64,129)	$0	$75,809
Richard F. Walsh	$304,162	$7,250	$(193,628)	$(2,246,022)	$162,678
Gregory L. Summe	$2,204,926	$15,583	$(3,524,289)	$(7,922,912)	$3,596,838
Michael L. Battles	$0	$0	$0	$0	$0
Jeffrey D. Capello	$437,779	$0	$631,577	$0	$772,059

NOTES

(1)	The amounts in this column reflect officer contributions to our deferred compensation plan during 2008 as follows: Mr. Roush: 15,699 vested shares from the 2005, 2006 and 2007 LTIP grants; Mr. Marshak: 3,291 vested shares from the 2007 LTIP and a restricted stock grant he received on his hire date; Mr. Walsh: 13,071 vested shares from the 2005 and 2006 LTIP grants; Mr. Summe: 94,754 vested shares from the 2005, 2006 and 2007 LTIP grants; and Mr. Capello: 18,813 vested shares from the 2005, 2006 and 2007 LTIP grants.

(2)	The amounts in this column represent contributions under our 401(k) Excess Program to our deferred compensation plan. These amounts are also reported under “All Other Compensation” in the Summary Compensation Table of this proxy statement.

(3)	The amounts in this column include the value of shares contributed to the deferred compensation plan by named executive officers in 2008 (see Note 1 above). The values recognized for these awards for financial statement reporting purposes for the fiscal year ended December 28, 2008 is also reflected in the Summary Compensation Table of this proxy statement as compensation for 2008 under “Stock Awards”.

(4)	The amounts in this column include the value of shares contributed to the deferred compensation plan by named executive officers in 2008 (see Note 1 above). The values recognized for these awards for financial statement reporting purposes for the fiscal year ended December 28, 2008 are also reflected in the Summary Compensation Table of this proxy statement.

Non-Qualified Deferred Compensation Plan

PerkinElmer maintains the PerkinElmer, Inc. Deferred Compensation Plan to provide our non-employee directors and a select group of management and highly compensated employees, including named executive officers, the opportunity to defer receipt of certain compensation in order to build savings. This plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), and as such, is subject to the claims of general creditors in the event of PerkinElmer’s insolvency.

Under this plan, eligible participants may elect to defer up to 50% of base salary and up to 100% of annual PIP bonus payments. Executives eligible for awards under our LTIP may also elect to defer up to 100% of performance unit cash payments. Company 401(k) Excess contributions are deposited to deferred compensation plan accounts for those executives who are eligible to receive them. Until April 1, 2008 when the provision was eliminated, eligible participants could also defer up to 100% of restricted stock grants.

Non-employee directors may elect to defer up to 100% of their cash retainer and up to 100% of their annual stock grant.

An account is maintained for each participant reflecting deferrals, any 401(k) Excess company contributions, and increases or decreases in account value based on investment performance. The plan offers a selection of notional fund investments similar to those available under the PerkinElmer, Inc. 401(k) Savings Plan, including PerkinElmer common stock. The participant directs the investment of his or her cash deferrals. Deferrals of PerkinElmer stock awards and any cash deferrals invested in PerkinElmer stock must remain in the form of PerkinElmer stock while in the plan. Participants may change their mutual fund investment options or transfer cash deferrals among the mutual funds at any time. Any earnings in this plan are market-based, and earnings are not guaranteed. Interest rates and earnings depend on investment choices directed by the participant.

Eligible participants make deferral elections, distribution elections, and any changes to distribution elections in accordance with limitations set forth in the plan and tax rules applicable to non-qualified deferred compensation. Distributions are made in a lump sum at retirement unless the participant chooses one of the following distribution elections: (a) lump sum in a future year at least one year later than the year of deferral, (b) a specified number of annual installments to begin at least one year later than the year of deferral, or (c) a specified number of annual installments to begin at retirement. The participant may also elect to receive a lump sum distribution in the event of a change in control, as described in the plan. Participants who terminate employment receive a lump sum distribution after termination. In the case of severe and unforeseen financial emergency, and subject to approval by our compensation and benefits committee of the board of directors, the participant may make an emergency withdrawal limited to the amount necessary to meet the emergency need.

On December 8, 2008, the Plan was amended to bring it into documentary compliance with Section 409A. The Plan has operated in compliance with Section 409A since January 1, 2005.

Potential Payments upon Termination or Change in Control

Under the employment agreements we have with our named executive officers, each is entitled to certain compensation in the event of a change in control of PerkinElmer or the termination of their employment. Different terms apply if the termination occurs after a change in control of PerkinElmer (as defined in the agreements and described briefly below). The tables that follow reflect the amount of compensation due to our named executive officers in these different situations. The amounts shown assume that such termination or change in control event was effective as of December 28, 2008 and are only estimates of the amounts payable. The actual amounts to be paid out in any of the situations listed below can only be determined at the time of such executive’s separation from PerkinElmer.

Amendments for Section 409A Compliance

On December 8, 2008, the committee approved amendments to the employment agreements for Messrs. Friel, Roush, Marshak, Walsh and Battles to comply with Section 409A. Mr. Summe’s “Second Amended and Restated Employment Agreement” approved by the committee on July 23, 2007, is in 409A documentary compliance and did not require amendment.

The amendments did not materially change the benefits available to the named executive officer. The key changes were as follows:

•	The definition of “disability” was changed to conform to the definition of “disability” under Section 409A.

•

If conditions are met whereby severance payments are made following a change in control, the payments will be made through periodic salary continuation instead of in a lump sum if the change in control does not conform with the Section 409A definition of change in control.

•	The definition of “good reason” was changed to conform to the definition of “good reason” under Section 409A.

•	Subject to various exceptions, post-termination payments to a “specified employee” as defined under 409A will be delayed six months.

Potential Payments to Mr. Summe

On July 23, 2007, the compensation and benefits committee approved the “Second Amended and Restated Employment Agreement” for Mr. Summe. This revised agreement outlines the terms and treatment of Mr. Summe’s compensation in light of his transition to the Executive Chairman role effective February 1, 2008 and planned exit from the board and termination of employment in April 2009.

Under the terms of the revised agreement, unless terminated earlier, Mr. Summe’s employment with PerkinElmer will end on the date of our 2009 annual meeting of shareholders. Upon the termination of his employment in April 2009, Mr. Summe will forfeit all unvested stock options, restricted stock and unearned performance units. He will have 90 days from the date of his termination to exercise vested stock options (which is the usual post-termination exercise period provided under our stock option grants). He will not have met the vesting requirements for our SERP and therefore will not receive SERP benefits. Mr. Summe will be eligible to receive certain pay and benefits on a prorated basis in 2009, including receipt of any PIP short-term incentive bonus prorated to reflect the portion of the year during which he is employed by the Company in 2009. Mr. Summe will not receive post-employment salary continuation upon the termination of his employment in 2009.

Change in Control

In the event of a “Change in Control” during the term of his restated employment agreement as described below, Mr. Summe is entitled to the following:

•	full vesting of all outstanding restricted stock and option awards;

•

extension of the exercise period for all vested option awards until the later of (a) the third anniversary of the change in control or (b) the one year anniversary of the termination of his employment (but not in any event beyond the original term of the option);

•

full vesting in our SERP and credit for an additional three years of service for the purposes of determining the amount Mr. Summe is entitled to receive under our SERP (for more information about this program, please see “Pension Benefits”, above).

If a change in control had happened before February 1, 2008, Mr. Summe would have been entitled to continued employment as Chief Executive Officer until February 1, 2008 without (subject to limited exceptions) decreasing his salary and benefits for that period, and with Mr. Summe’s agreement not to resign, except for good reason (as defined in his agreement), prior to February 1, 2008.

If following a change in control Mr. Summe’s employment is terminated by us prior to the April 2009 meeting date other than for cause (as defined in the agreement), or by him for good reason (as defined in the agreement), Mr. Summe is entitled to receive:

•	A lump sum payment on the date of termination equal to the sum of:

•	his unpaid base salary through the date of termination;

•	a pro rata portion of his prior year’s bonus; and

•

his full salary (as the term is described in his agreement, meaning generally the base salary plus previous year’s bonus, excluding the cash portion of the LTIP) multiplied by three (provided such payments would be made according to his pre-termination payment schedule if the triggering event is not consistent with a “change in control” as defined in Section 409A of the Internal Revenue Code).

•	Continued participation in all employee benefit plans and arrangements for 36 months following the termination of employment on the same terms as in effect immediately prior to the change in control.

Termination without Cause

If Mr. Summe’s employment had been terminated prior to February 1, 2008 without cause (as defined in his agreement) other than after a change in control, he would have been entitled to receive his full salary for a period of three years following the termination and continue to participate in the benefits and arrangements available to him immediately prior to termination. He would also have received:

•	full vesting of all restricted stock awards as of the date of termination;

•	extension of the exercise period for all options vested as of the date of the termination of employment until the earlier of the original term or one year from the termination; and

•	three additional years of credited service under the SERP.

If we terminate Mr. Summe’s employment without cause on or after February 1, 2008 and prior to the 2009 Annual Meeting, he will continue to receive his salary (defined as his then-current salary plus 50% of the amount of the previous year’s bonus) and be eligible to participate in benefits and arrangements until the date of the 2009 Annual Meeting. As of the date of the termination of his employment, his restricted stock awards will vest to the extent they would have vested by the date of the 2009 Annual Meeting, and he will receive an extension of the exercise period for all vested options until the earlier of the original term or one year from his date of termination.

The potential payments shown in the table for Mr. Summe below reflect the remaining potential payout and termination scenarios under Mr. Summe’s agreement.

Potential Payments to Mr. Friel

On January 23, 2008, the committee approved the “Second Amended and Restated Employment Agreement” for Mr. Friel which became effective as of February 1, 2008. The potential payments shown below reflect the terms of Mr. Friel’s revised agreement.

Change in Control

Our executive officers are entitled to certain compensation if there is a change in control of PerkinElmer. “Change in control” as defined in the agreements includes in general terms:

•

a merger, consolidation or reorganization or sale of substantially all of the assets of PerkinElmer, unless immediately after the transaction (a) all of the shareholders before the transaction hold at least 50% of the shares and combined voting power of the resulting entity and (b) no person or entity owns 20% or more of the outstanding shares entitled to vote of the new entity (except to the extent such ownership existed before the transaction);

•

an acquisition of shares of our common stock that results in a person or entity owning 20% or more of our outstanding common stock or combined voting power (excluding acquisitions by us and other limited exceptions);

•	the election of a majority of directors not nominated or elected by our board; and

•	the approval of our stockholders of a complete liquidation or dissolution of PerkinElmer.

Our executive officers’ agreements, other than Mr. Summe’s, provide for the following in the event of a change in control of PerkinElmer:

•

continued employment of the executive in a management position (or, for Mr. Friel, as Chief Executive Officer and President) for three years from the date of the change in control without (with limited exceptions) decreasing the executive’s salary and benefits for that period, and the agreement of the executive not to resign, except for good reason (as defined in his or her agreement), during the year following the change in control;

•	full vesting of all outstanding restricted stock and option awards;

•

extension of the exercise period for all vested option awards until the later of (a) the third anniversary of the change in control or (b) the one year anniversary of the termination of his or her employment (but not in any event beyond the original term of the option); and

•

if the executive is a participant, full vesting in our SERP and credit for an additional three years of service for the purposes of determining the amount the executive is entitled to receive under our SERP (for more information about this program, please see “Pension Benefits”, above).

Termination after a Change in Control

If the executive’s employment with us is terminated within 36 months after a change in control by us other than for cause (as defined in the agreement), or by the executive for good reason (as defined in the agreement), the executive is entitled to receive:

•	A lump sum payment on the date of termination equal to the sum of:

•	the executive’s unpaid base salary through the date of termination;

•	a pro rata portion of his or her prior year’s bonus; and

•

the executive’s full salary (as the term is described in his or her agreement, meaning generally the base salary plus previous year’s bonus) multiplied by three for Messrs. Friel, Roush, Marshak and Walsh, and multiplied by one for Mr. Battles. Payments will be made in accordance with tax rules applicable to non-qualified deferred compensation as described in the agreements.

•

Continued participation in all employee benefit plans and arrangements for 36 months for Messrs. Friel, Roush, Marshak and Walsh, and for 12 months for Mr. Battles, following the termination of employment on the same terms as in effect immediately prior to the termination of employment.

All payments listed above are determined without adjustments for excise tax that may be due under Section 280G of the Internal Revenue Code, which we refer to as Section 280G. Under these employment agreements, our executive officers are eligible to receive one or more “gross-up payments” (as defined in the agreement) from us to ensure that after we make these termination or change in control payments, the executive is in the same economic position as if the payment were not subject to an excise tax. The payments would be equal to the sum of (a) the excise tax on any “parachute payments” (as defined in Section 280G) and (b) the amount of additional tax imposed on or borne by the executive attributable to the receipt of the gross-up payment. We will pay for the expense of determining the amount of these payments.

Termination without Cause

If we terminate the employment of any of our named executive officers other than Mr. Friel or Mr. Summe without cause (as defined in these employment agreements) other than after a change in control, the executive is entitled to receive the compensation listed below, for one year after the termination date:

•	full salary (as the term is described in the individual’s agreement, meaning generally base salary and previous year’s bonus);

•	continued participation in all employee benefit plans and arrangements on the same terms as in effect immediately prior to the termination of employment; and

•	if the executive is a participant, credit for an additional year of service for the purposes of determining the amount the executive is entitled to receive under our SERP.

We may only terminate Mr. Walsh’s employment without cause by providing written notice one year in advance of the termination date, after which the compensation described above would be payable. Our agreements with Messrs. Roush, Marshak, and Battles provide that each execute a severance agreement and release before we begin severance payments.

If we terminate Mr. Friel’s employment without cause (as defined in his agreement) other than after a change in control, he is entitled to receive his full salary (meaning generally his base salary plus previous year’s bonus) for a period of two years following the termination and continue to participate in the benefits and arrangements available to him immediately prior to termination. He will also receive:

•	extension of the exercise period for all options vested as of the date of the termination of employment until the earlier of the original term or one year from the termination; and

•	two additional years of credited service under the SERP.

Disability

If any of our executives other than Mr. Summe is determined to be “disabled” (as defined in his or her employment agreement) for 180 continuous days, our board of directors may terminate his or her employment twelve months after providing written notice. In this situation, the executive is entitled to the following:

•	During the first 180 days of continuous disability, payments equal to the difference between the executive’s salary and our short-term disability income plan;

•	During the twelve months after 180 days of continuous disability, payments equal to the difference between the executive’s salary and payments under our long-term disability plan.

The executive’s employment will terminate and payments (other than those to which the executive may be entitled to receive under the long-term disability plan) will cease twelve months following the written notice of termination.

If a named executive officer is (1) terminated for cause (as defined in agreement), (2) submits a resignation that we accept or (3) dies, PerkinElmer will pay his or her full salary through the date of termination, after which obligations for payment cease.

Performance Unit Program

Our performance unit program under LTIP provides that if a participant’s employment is terminated for any reason other than death or disability prior to the payment of the award, the participant is not entitled to receive the award. If a participant dies or becomes disabled, the award will vest at the target amount and the payment will be prorated to reflect the portion of time that the participant was employed during the performance period. Upon a change in control, the performance unit award will vest at the target amount and will be paid to the participant.

The following table shows the potential payments upon termination or a change of control of PerkinElmer as of December 28, 2008 for Robert F. Friel, President and Chief Operating Officer through January 31, 2008, and Chief Executive Officer effective February 1, 2008.

Executive Benefits and Payments	Termination by Company for Cause / Termination by Executive Voluntarily	Termination by Company without Cause	Disability	Death	Change in Control (without Termination)	Upon Change in Control, Termination by Company without Cause / Termination by Executive for Good Reason
Compensation
Full Salary
Base salary	$—	$1,750,000	$—	$—	$—	$2,625,000
Bonus	$—	$1,558,000	$—	$—	$—	$2,337,000
Prorata Bonus	$—	$—	$—	$—	$—	$464,677

Benefits and Perquisites
Health & Welfare and Perquisite Benefits
Active Health & Welfare Continuation	$—	$60,741	$—	$—	$—	$91,112
Perquisite Benefit Continuation (including auto, financial planning)	$—	$158,140	$—	$—	$—	$233,710
Disability Benefits (1) (2)	$—	$—	$—	$—	$—	$—
Supplemental Executive Retirement Plan (3)	$—	$—	$—	$—	$3,034,479	$3,034,479
Restricted Stock and Option Awards (4)
Accelerated Vesting of Restricted Stock	$—	$461,907	$—	$—	$723,344	$723,344
Accelerated Vesting of Options	$—	$—	$—	$—	$—	$—
Performance Unit Program of LTIP	$—	$—	$1,338,451	$1,338,451	$2,061,804	$2,061,804

Total to Executive	$—	$3,988,788	$1,338,451	$1,338,451	$5,819,627	$11,571,126

Excise Tax & Gross-up Payments	$—	$—	$—	$—	$—	$4,723,476

NOTES

(1)

As provided in Mr. Friel’s Employment Agreement, during the first 180 days of continuous disability, the Company will make periodic payments to Mr. Friel equal to the difference between his base salary and the benefits provided by the Company’s Short Term Disability Income Plan (STD Plan). The STD Plan provides for 66 2/3% of weekly gross salary up to a maximum of $2,500 per week.

(2)	As provided in Mr. Friel’s Employment Agreement, during the twelve-month notice period following the first 180 days of continuous disability, the Company will make periodic payments to Mr. Friel equal to the difference between his base salary and the benefits provided by the Company’s Long Term Disability Income Plan (LTD Plan). The LTD Plan provides for 60% of monthly gross salary up to a maximum of $15,000 per month.

(3)	As provided for by the Supplemental Executive Retirement Plan, upon death prior to age 55, Mr. Friel’s Eligible Spouse is entitled to receive an annual life annuity of $87,560 commencing on the day Mr. Friel would have attained age 55, provided Mr. Friel’s Eligible Spouse is still living.

(4)	As provided in Mr. Friel’s Employment Agreement, in the event of a “Termination by the Company without Cause”, his vested option awards will remain exercisable through the period ending on the earlier of (a) the first anniversary of his termination date or (b) the expiration date of the original term of the option award. The Company was unable to determine a reliable value for this provision which extends the option term. Using an option pricing model and various assumptions, the Company produced valuations ranging from $0 to $140,854. Additionally, as provided in Mr. Friel’s Employment Agreement, upon a change in control, all outstanding option awards will fully vest and remain exercisable through the period ending on the earlier of (a) the later of (i) the third anniversary of the change in control date or (ii) the first anniversary of Mr. Friel’s termination date or (b) the expiration date of the original term of the option award. Based on the reasonable assumption that all options would be cashed out upon change in control, the Company believes that this provision which extends the option term would not have value in the event of a change in control.

The following table shows the potential payments upon termination or a change of control of PerkinElmer as of December 28, 2008 for John A. Roush, Senior Vice President and President, Environmental Health.

Executive Benefits and Payments	Termination by Company for Cause / Termination by Executive Voluntarily	Termination by Company without Cause	Disability	Death	Change in Control (without Termination)	Upon Change in Control, Termination by Company without Cause / Termination by Executive for Good Reason
Compensation
Full Salary
Base salary	$—	$400,000	$—	$—	$—	$1,200,000
Bonus	$—	$420,000	$—	$—	$—	$1,260,000
Prorata Bonus	$—	$—	$—	$—	$—	$247,377

Benefits and Perquisites
Health & Welfare and Perquisite Benefits
Active Health & Welfare Continuation	$—	$20,442	$—	$—	$—	$61,325
Perquisite Benefit Continuation (including auto, financial planning)	$—	$45,008	$—	$—	$—	$121,023
Disability Benefits (1) (2)	$—	$—	$—	$—	$—	$—
Supplemental Executive Retirement Plan	$—	$—	$—	$—	$—	$—
Restricted Stock and Option Awards (3)
Accelerated Vesting of Restricted Stock	$—	$—	$—	$—	$218,600	$218,600
Accelerated Vesting of Options	$—	$—	$—	$—	$—	$—
Performance Unit Program of LTIP	$—	$—	$488,006	$488,006	$697,635	$697,635

Total to Executive	$—	$885,450	$488,006	$488,006	$916,235	$3,805,960

Excise Tax & Gross-up Payments	$—	$—	$—	$—	$—	$1,521,893

NOTES

(1)

As provided in Mr. Roush’s Employment Agreement, during the first 180 days of continuous disability, the Company will make periodic payments to Mr. Roush equal to the difference between his base salary and the benefits provided by the Company’s STD Plan. The STD Plan provides for 66 2/3% of weekly gross salary up to a maximum of $2,500 per week.

(2)	As provided in Mr. Roush’s Employment Agreement, during the twelve-month notice period following the first 180 days of continuous disability, the Company will make periodic payments to Mr. Roush equal to the difference between his base salary and the benefits provided by the Company’s LTD Plan. The LTD Plan provides for 60% of monthly gross salary up to a maximum of $15,000 per month.

(3)	As provided in Mr. Roush’s Employment Agreement, upon a change in control, all outstanding option awards will fully vest and remain exercisable through the period ending on the earlier of (a) the later of (i) the third anniversary of the change in control date or (ii) the first anniversary of Mr. Roush’s termination date or (b) the expiration date of the original term of the option award. Based on the reasonable assumption that all options would be cashed out upon change in control, the Company believes that this provision which extends the option term would not have value in the event of a change in control.

The following table shows the potential payments upon termination or a change of control of the Company for Daniel R. Marshak, Senior Vice President, Chief Scientific Officer and President, Greater China.

Executive Benefits and Payments	Termination by Company for Cause / Termination by Executive Voluntarily	Termination by Company without Cause	Disability	Death	Change in Control (without Termination)	Upon Change in Control, Termination by Company without Cause / Termination by Executive for Good Reason
Compensation
Full Salary
Base salary	$—	$375,000	$—	$—	$—	$1,125,000
Bonus	$—	$200,368	$—	$—	$—	$601,104
Prorata Bonus	$—	$—	$—	$—	$—	$101,400

Benefits and Perquisites
Health & Welfare and Perquisite Benefits
Active Health & Welfare Continuation	$—	$22,296	$—	$—	$—	$66,887
Perquisite Benefit Continuation (including auto, financial planning)	$—	$51,069	$—	$—	$—	$117,208
Disability Benefits (1) (2)	$—	$—	$—	$—	$—	$—
Supplemental Executive Retirement Plan	$—	$—	$—	$—	$—	$—
Restricted Stock and Option Awards (3)
Accelerated Vesting of Restricted Stock	$—	$—	$—	$—	$84,418	$84,418
Accelerated Vesting of Options	$—	$—	$—	$—	$—	$—
Performance Unit Program of LTIP	$—	$—	$63,624	$63,624	$125,745	$125,745

Total to Executive	$—	$648,733	$63,624	$63,624	$210,163	$2,221,762

Excise Tax & Gross-up Payments	$—	$—	$—	$—	$—	$852,823

NOTES

(1)

As provided in Mr. Marshak’s Employment Agreement, during the first 180 days of continuous disability, the Company will make periodic payments to Mr. Marshak equal to the difference between his base salary and the benefits provided by the Company’s STD Plan. The STD Plan provides for 66 2/ 3% of weekly gross salary, up to a maximum of $2,500 per week.

(2)	As provided in Mr. Marshak’s Employment Agreement, during the twelve-month notice period following the first 180 days of continuous disability, the Company will make periodic payments to Mr. Marshak equal to the difference between his base salary and the benefits provided by the Company’s LTD Plan. The LTD Plan provides for 60% of monthly gross salary, up to a maximum of $15,000 per month.

(3)	As provided in Mr. Marshak’s Employment Agreement, upon a change in control, all outstanding option awards will fully vest and remain exercisable through the period ending on the earlier of (a) the later of (i) the third anniversary of the change in control date or (ii) the first anniversary of Mr. Marshak’s termination date or (b) the expiration date of the original term of the option award. Based on the reasonable assumption that all options would be cashed out upon change in control, the Company believes that this provision which extends the option term would not have value in the event of a change in control.

The following table shows the potential payments upon termination or a change of control of PerkinElmer as of December 28, 2008 for Richard F. Walsh, Senior Vice President and Chief Administrative Officer.

Executive Benefits and Payments	Termination by Company for Cause / Termination by Executive Voluntarily	Termination by Company without Cause	Disability	Death	Change in Control (without Termination)	Upon Change in Control, Termination by Company without Cause / Termination by Executive for Good Reason
Compensation
Full Salary
Base salary	$—	$375,000	$—	$—	$—	$1,125,000
Bonus	$—	$337,313	$—	$—	$—	$1,011,939
Prorata Bonus	$—	$—	$—	$—	$—	$170,625

Benefits and Perquisites
Health & Welfare and Perquisite Benefits
Active Health & Welfare Continuation	$—	$18,742	$—	$—	$—	$56,226
Perquisite Benefit Continuation (including auto, financial planning)	$—	$44,205	$—	$—	$—	$118,615
Disability Benefits (1) (2)	$—	$—	$—	$—	$—	$—
Supplemental Executive Retirement Plan (3)(4)(5)(6)(7)	$—	$—	$—	$—	$1,852,241	$1,852,241
Restricted Stock and Option Awards (8)
Accelerated Vesting of Restricted Stock	$—	$—	$—	$—	$209,628	$209,628
Accelerated Vesting of Options	$—	$—	$—	$—	$—	$—
Performance Unit Program of LTIP	$—	$—	$451,926	$451,926	$670,521	$670,521

Total to Executive	$—	$775,260	$451,926	$451,926	$2,732,390	$5,214,795

Excise Tax & Gross-up Payments	$—	$—	$—	$—	$—	$1,947,007

NOTES

(1)

As provided in Mr. Walsh’s Employment Agreement, during the first 180 days of continuous disability, the Company will make periodic payments to Mr. Walsh equal to the difference between his base salary and the benefits provided by the Company’s STD Plan. The STD Plan provides for 66 2/3% of weekly gross salary up to a maximum of $2,500 per week.

(2)	As provided in Mr. Walsh’s Employment Agreement, during the twelve-month notice period following the first 180 days of continuous disability, the Company will make periodic payments to Mr. Walsh equal to the difference between his base salary and the benefits provided by the Company’s LTD Plan. The LTD Plan provides for 60% of monthly gross salary up to a maximum of $15,000 per month.

(3)	For the “Termination by Company for Cause” scenario, it is assumed that $0 will be payable from the Supplemental Executive Retirement Plan to Mr. Walsh. This determination is based upon the Company’s interpretation of Article 8 of the Supplemental Executive Retirement Plan which states that a Participant who acts in a manner prejudicial to the interests of the Company shall forfeit his rights to benefits under the Plan. The Company reserves the right to evaluate the specific facts and circumstances surrounding any “Termination by Company for Cause” scenario in order to determine whether a benefit would be payable under the Supplemental Executive Retirement Plan.

(4)	As provided for by the Supplemental Executive Retirement Plan, upon the “Termination by Executive Voluntarily” scenario, Mr. Walsh is currently eligible to receive an annual life annuity equal to $109,191 commencing January 1, 2009.

(5)	As provided by the Supplemental Executive Retirement Plan, upon the “Termination by Company without Cause” scenario, Mr. Walsh is currently eligible to receive an annual life annuity equal to $120,714 commencing January 1, 2009.

(6)	As provided by the Supplemental Executive Retirement Plan, upon the “Disability” scenario, Mr. Walsh is currently eligible to receive an annual life annuity equal to $109,191 commencing January 1, 2009.

(7)	As provided by the Supplemental Executive Retirement Plan, upon death, Mr. Walsh’s Eligible Spouse is entitled to receive an annual life annuity of $49,135 commencing the first of the month following Mr. Walsh’s death, provided Mr. Walsh’s Eligible Spouse is still living.

(8)	As provided in Mr. Walsh’s Employment Agreement, upon a change in control, all outstanding option awards will fully vest and remain exercisable through the period ending on the earlier of (a) the later of (i) the third anniversary of the change in control date or (ii) the first anniversary of Mr. Walsh’s termination date or (b) the expiration date of the original term of the option award. Based on the reasonable assumption that all options would be cashed out upon change in control, the Company believes that this provision which extends the option term would not have value in the event of a change in control.

The following table shows the potential payments upon termination or a change of control of PerkinElmer as of December 28, 2008 for Gregory L. Summe, Chairman and Chief Executive Officer through January 31, 2008 and Executive Chairman effective February 1, 2008. This table reflects the terms of Mr. Summe’s employment agreement which were applicable to the period starting February 1, 2008.

Executive Benefits and Payments	Termination by Company for Cause / Termination by Executive Voluntarily	Termination by Company without Cause	Disability	Death	Change in Control (without Termination)	Upon Change in Control, Termination by Company without Cause / Termination by Executive for Good Reason
Compensation
Full Salary
Base salary	$—	$165,000	$—	$—	$—	$1,500,000
Bonus	$—	$350,625	$—	$—	$—	$6,375,000
Prorata Bonus	$—	$—	$—	$—	$—	$1,300,000

Benefits and Perquisites
Health & Welfare and Perquisite Benefits
Active Health & Welfare Continuation	$—	$3,424	$—	$—	$—	$30,818
Perquisite Benefit Continuation (including auto, financial planning)	$—	$82,693	$—	$—	$—	$688,236
Disability Benefits	$—	$—	$—	$—	$—	$—
Supplemental Executive Retirement Plan (1)	$—	$—	$—	$—	$—	$—
Restricted Stock and Option Awards (2)
Accelerated Vesting of Restricted Stock	$—	$—	$—	$—	$400,953	$400,953
Accelerated Vesting of Options	$—	$—	$—	$—	$—	$—
Performance Unit Program of LTIP	$—	$—	$1,924,175	$1,924,175	$2,325,137	$2,325,137

Total to Executive	$—	$601,742	$1,924,175	$1,924,175	$2,726,090	$12,620,144

Excise Tax & Gross-up Payments	$—	$—	$—	$—	$—	$6,487,420

NOTES

(1)	As provided for by the Supplemental Executive Retirement Plan, upon death prior to age 55, Mr. Summe’s Eligible Spouse is entitled to receive an annual life annuity of $197,707 commencing on the day Mr. Summe would have attained age 55, provided Mr. Summe’s Eligible Spouse is still living.

(2)	As provided in Mr. Summe’s Employment Agreement, in the event of a “Termination by the Company without Cause”, his vested option awards will remain exercisable through the period ending on the earlier of (a) the first anniversary of his termination date or (b) the expiration date of the original term of the option award. The Company was unable to determine a reliable value for this provision which extends the option term. Using an option pricing model and various assumptions, the Company produced valuations ranging from $0 to $359,185. Additionally, as provided in Mr. Summe’s Employment Agreement, upon a change in control, all outstanding option awards will fully vest and remain exercisable through the period ending on the earlier of (a) the later of (i) the third anniversary of the change in control date or (ii) the first anniversary of Mr. Summe’s termination date or (b) the expiration date of the original term of the option award. Based on the reasonable assumption that all options would be cashed out upon change in control, the Company believes that this provision which extends the option term would not have value in the event of a change in control.

The following table shows the potential payments upon termination or a change of control of the Company for Michael L. Battles, Vice President and acting Chief Financial Officer.

Executive Benefits and Payments	Termination by Company for Cause / Termination by Executive Voluntarily	Termination by Company without Cause	Disability	Death	Change in Control (without Termination)	Upon Change in Control, Termination by Company without Cause / Termination by Executive for Good Reason
Compensation
Full Salary
Base salary	$—	$270,000	$—	$—	$—	$270,000
Bonus	$—	$132,000	$—	$—	$—	$132,000
Prorata Bonus	$—	$—	$—	$—	$—	$69,080

Benefits and Perquisites
Health & Welfare and Perquisite Benefits
Active Health & Welfare Continuation	$—	$14,609	$—	$—	$—	$14,609
Perquisite Benefit Continuation (including auto, financial planning)	$—	$7,000	$—	$—	$—	$7,000
Disability Benefits (1)(2)	$—	$—	$—	$—	$—	$—
Supplemental Executive Retirement Plan	$—	$—	$—	$—	$—	$—
Restricted Stock and Option Awards (3)
Accelerated Vesting of Restricted Stock	$—	$—	$—	$—	$317,538	$317,538
Accelerated Vesting of Options	$—	$—	$—	$—	$—	$—
Performance Unit Program of LTIP	$—	$—	$—	$—	$—	$—

Total to Executive	$—	$423,609	$—	$—	$317,538	$810,227

Excise Tax & Gross-up Payments	$—	$—	$—	$—	$—	$—

NOTES

(1)

As provided in Mr. Battles’ Employment Agreement, during the first 180 days of continuous disability, the Company will make periodic payments to Mr. Battles equal to the difference between his base salary and the benefits provided by the Company’s STD Plan. The STD Plan provides for 66 2/ 3% of weekly gross salary, up to a maximum of $2,500 per week.

(2)	As provided in Mr. Battles’ Employment Agreement, during the twelve-month notice period following the first 180 days of continuous disability, the Company will make periodic payments to Mr. Battles equal to the difference between his base salary and the benefits provided by the Company’s LTD Plan. The LTD Plan provides for 60% of monthly gross salary, up to a maximum of $15,000 per month.

(3)	As provided in Mr. Battles’ Employment Agreement, upon a change in control, all outstanding option awards will fully vest and remain exercisable through the period ending on the earlier of (a) the later of (i) the third anniversary of the change in control date or (ii) the first anniversary of Mr. Battles’ termination date or (b) the expiration date of the original term of the option award. Based on the reasonable assumption that all options would be cashed out upon change in control, the Company believes that this provision which extends the option term would not have value in the event of a change in control.

The following table shows the actual payments made to Jeffrey D. Capello, our former Senior Vice President and Chief Financial Officer upon the termination of his employment on June 6, 2008. None of the severance or vesting rights under Mr. Capello’s employment agreement were triggered and he received no special payments or benefits.

Executive Benefits and Payments	Termination by Company for Cause / Termination by Executive Voluntarily	Termination by Company without Cause	Disability	Death	Change in Control (without Termination)	Upon Change in Control, Termination by Company without Cause / Termination by Executive for Good Reason
Total to Executive	$—	$—	$—	$—	$—	$—

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 28, 2008.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by holders of PerkinElmer securities (2)	8,652,155	$25.19	6,391,762
Equity compensation plans not approved by holders of PerkinElmer securities (3)	649,874	$19.99	548,771
Total (4)	9,302,029	$24.82	6,940,533

NOTES

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 28, 2008, shares available for issuance under equity compensation plans, except for shares available for issuance under our 1998 Employee Stock Purchase Plan, may instead be issued in the form of restricted stock or other equity-based awards, subject to share limitations specified in those plans.

(2)	Includes 1.5 million shares which remain issuable under our 1998 Employee Stock Purchase Plan, of which approximately 75,000 shares are issuable in connection with the current offering period, which ends on June 30, 2009. To the extent that any outstanding option under our 1999 Incentive Plan, 2001 Incentive Plan, or 2005 Incentive Plan, all of which were approved by shareholders, expires or is cancelled prior to its exercise in full, the shares of common stock for which such option is not exercised become available for future grant under our 2001 Incentive Plan, for options originally issued under either the 1999 Incentive Plan or the 2001 Incentive Plan, or under our 2005 Incentive Plan for options originally issued under the 2005 Incentive Plan.

(3)	This table excludes an aggregate of 114,612 shares issuable upon exercise of outstanding options we assumed in connection with various acquisition transactions. The per share weighted average exercise price of the excluded options is $22.34. Set forth below under the heading “Non-Shareholder Approved Plans” is a description of the material terms of our Life Sciences Incentive Plan, or Life Sciences Plan, which we assumed in connection with our November 2001 acquisition of Packard BioScience Company. This table includes the options outstanding and shares available for issuance under our Life Sciences Plan.

(4)	After fiscal year end, we used shares available under our 2001 and 2005 Incentive Plans to issue equity awards to employees for our 2009 annual grant and to new hires. In total, 2,077,981 stock options were issued with three-year annual vesting and a seven-year term, 249,725 restricted shares/units were issued with performance-based vesting and 19,000 restricted shares were issued with vesting to occur on the third anniversary of the grant date. The awards reduced the number of shares currently available for grant under the 2001 and 2005 Incentive Plans.

As of March 4, 2009, we had a total of 11,344,462 options outstanding under all of our equity plans with a weighted average price of $22.61 and weighted average remaining term of 4.39 years, of which 14,067 options will expire prior to the Annual Meeting. We also had 574,576 unvested restricted shares/units, none of which will vest or expire prior to the Annual Meeting. The following is a breakdown of options/shares outstanding under our equity plans as of March 4, 2009:

•

9,995,443 of our options were outstanding under the 2001 and 2005 Incentive Plans. These options have a weighted average price of $22.99, a weighted average remaining term of 4.99 years, and 13,600 of the options will expire prior to the Annual Meeting. In addition, we had 574,576 unvested restricted shares/units under the 2001 and 2005 Incentive Plans, none of which will vest or expire prior to the Annual Meeting. If the 2009 Incentive Plan described in further detail under “Proposal No. 3” in this proxy statement is approved, options/shares outstanding under the 2001 and 2005 Incentive Plans that are subsequently terminated, surrendered, cancelled or forfeited will become available for grant under the 2009 Incentive Plan.

•

585,691 of our options were outstanding under our Life Sciences Plan. These options have a weighted average price of $19.79, a weighted average remaining term of 2.92 years, and none of the options will expire prior to the Annual Meeting. If the 2009 Incentive Plan is approved, options outstanding under the Life Sciences Plan that are subsequently terminated, surrendered, cancelled or forfeited will no longer be available for grant under the Life Sciences Plan and will NOT become available for grant under the 2009 Incentive Plan.

•

763,328 of our options were outstanding under one of four other equity plans we assumed in connection with various acquisition transactions. These options have a weighted average price of $19.81, a weighted average remaining term of 1.2 years, and 467 of the options will expire prior to the Annual Meeting. We may not currently grant new awards under these plans and, if the 2009 Incentive Plan is approved, options outstanding under these equity plans that are subsequently terminated, surrendered, cancelled or forfeited will NOT become available for grant under the 2009 Incentive Plan.

•

As of March 4, 2009, we had a total of 2,519,114 shares remaining available for issuance under the 2001 and 2005 Incentive Plans and 553,438 shares remaining available for issuance under the Life Sciences Plan. If the 2009 Incentive Plan is approved, all of these shares will be cancelled, no shares will be available for issuance under the 2001, the 2005, or the Life Sciences Plans and each of the 2001, 2005, and Life Sciences Plans would terminate except for awards currently outstanding. If the 2009 Incentive Plan is approved, a total of 10 million shares will be available for grant under the 2009 Incentive Plan, of which 2 million shares can be issued as full value grants on a one-share basis. Any full-value grants in excess of 2 million shares will count as two shares for each full-value share. If the 2009 Incentive Plan is approved, the 2009 Incentive Plan will be the only plan under which we have shares available for grant, and we will have no other shares available for future issuance except for those available under the 1998 Employee Stock Purchase Plan.

Non-Shareholder Approved Plans

Life Sciences Plan

We assumed the Life Sciences Plan when we acquired Packard BioScience Company. The Life Sciences Plan, our 2001 Incentive Plan, and our 2005 Incentive Plan are the only three plans from which we continue to make grants. The 2001 and 2005 Incentive Plans were approved by our shareholders; the Life Sciences Plan was not. For more information about our 2001 and 2005 Incentive Plans, please see “Equity award granting practices” in the “Compensation Discussion and Analysis” above.

Shares Subject to Plan:    A maximum of 2,322,606 shares in the Life Sciences Plan, as adjusted, were approved by the shareholders of the Packard BioScience Company for awards under the plan. We have made and will make appropriate adjustments to the shares subject to these plans and to outstanding awards upon a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in our capital structure. To the extent that any outstanding option under the Life Sciences Plan expires or terminates prior to exercise in full, or if shares issued upon exercise of an option or pursuant to a stock issuance are repurchased by us, the shares of common stock for which such option is not exercised, or the repurchased shares, are returned to the Life Sciences Plan and become available for future grant.

Eligibility:    Our employees, excluding officers and directors, and any individuals who have accepted an offer of employment, are eligible to be granted options or awards under the Life Sciences Plan.

Administration:    The Life Sciences Plan is administered by our board of directors. The board has the authority to grant options and awards and to adopt, amend and repeal administrative rules, guidelines and practices. The board may delegate any or all of its powers under the Life Sciences Plan to one or more committees of the board.

Terms and Conditions:    Under the Life Sciences Plan, the board may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price, and the conditions and limitations applicable to the exercise of each option. The exercise price at the time of option grant may not be less than 100% of the fair market value of the common stock at the time the option is granted. The option term cannot exceed 10 years.

Adjustments for Changes in Common Stock and Certain Other Events:    Under the Life Sciences Plan, in the event of our proposed liquidation or dissolution, the board will provide that all then unexercised options will become exercisable in full and terminate effective upon the liquidation or dissolution, except to the extent exercised before the effective date. The board may specify the effect of a liquidation or dissolution on any award granted under the plans. In the event of an acquisition, defined as any merger or consolidation of PerkinElmer with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property or any exchange of shares of PerkinElmer for cash, securities or other property pursuant to a statutory share exchange transaction, the board will provide that all outstanding options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for the options, the board will provide that unexercised options will become exercisable in full as of a specified time prior to the event.

Amendment:    The board may, at any time, amend, suspend or terminate the plan.

2009 Incentive Plan:    If the 2009 Incentive Plan described in further detail under “Proposal No. 3” in this proxy statement is approved, no additional shares will be issued under the Life Sciences Plan and options outstanding under the Life Sciences Plan that are subsequently terminated, surrendered, cancelled or forfeited will not become available for grant under the 2009 Incentive Plan.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On December 16, 2008, our audit committee selected the firm of Deloitte & Touche LLP, independent public accountants, to act as our auditors and to audit the books of PerkinElmer and its subsidiaries for the 2009 fiscal year, which ends on January 3, 2010. Deloitte & Touche LLP is currently performing these duties and has done so continuously since we retained its services on June 20, 2002 to serve as our independent auditors for the 2002 fiscal year. Although shareholder approval of the selection of Deloitte & Touche LLP is not required by law or NYSE rules, our audit committee believes it is advisable and has decided to give our shareholders the opportunity to ratify this selection. If this proposal is not approved by our shareholders at the meeting, our audit committee will reconsider its selection of Deloitte & Touche LLP.

We expect representatives of Deloitte & Touche LLP to be present at the annual meeting of shareholders. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS OUR

INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

PROPOSAL NO. 3

APPROVAL OF THE PERKINELMER, INC.

2009 INCENTIVE PLAN

We are asking shareholders to approve our 2009 Incentive Plan, which we refer to as the 2009 Plan. Our board, upon recommendation by the compensation and benefits committee, or the Committee, adopted the 2009 Plan on March 4, 2009, subject to shareholder approval.

The purpose of the 2009 Plan is to provide a comprehensive vehicle for long-term incentive compensation as well as to consolidate, conform and replace all of our stock and incentive plans under which we currently may grant equity awards. If approved, the 2009 Plan would become the only Plan under which shares are available for grant. More specifically, the 2009 Plan would replace our Amended and Restated 2001 Incentive Plan, or the 2001 Plan, and our 2005 Incentive Plan, or the 2005 Plan, which each would terminate except for awards currently outstanding. Collectively, we refer to the 2001 Plan and the 2005 Plan as the Prior Plans. Additionally, upon shareholder approval of the 2009 Plan, we will remove from future issuance remaining shares available under our Amended and Restated Life Sciences Incentive Plan, or the Life Sciences Plan. Our PerkinElmer, Inc. 1998 Employee Stock Purchase Plan will remain in effect.

If shareholders approve the 2009 Plan, a total of 10,000,000 shares will become available for grant under the 2009 Plan. Additionally, awards outstanding under the Prior Plans as of the date shareholders approve the 2009 Plan that are subsequently terminated, surrendered, cancelled or forfeited will become available for grant under the 2009 Plan. As of March 4, 2009, options to purchase 9,995,443 shares of common stock were outstanding under the Prior Plans with an average remaining term of 4.99 years and an average exercise price of $22.99. Additionally, as of such date, an additional 574,576 shares of restricted stock were unvested under the Prior Plans.

As of March 4, 2009, we had a total of 11,344,462 options outstanding under all of our equity plans with a weighted average price of $22.61 and weighted average remaining term of 4.39 years, of which 14,067 options will expire prior to the Annual Meeting. We also had 574,576 unvested restricted shares/units, none of which will vest or expire prior to the Annual Meeting. The following is a breakdown of options/shares outstanding under our equity plans as of March 4, 2009:

•

9,995,443 of our options were outstanding under the Prior Plans. These options have a weighted average price of $22.99, a weighted average remaining term of 4.99 years, and 13,600 of the options will expire prior to the Annual Meeting. In addition, we had 574,576 unvested restricted shares/units under the 2001 and 2005 Incentive Plans, none of which will vest or expire prior to the Annual Meeting. If the 2009 Plan is approved, options/shares outstanding under the 2001 and 2005 Incentive Plans that are subsequently terminated, surrendered, cancelled or forfeited will become available for grant under the 2009 Plan.

•

585,691 of our options were outstanding under our Life Sciences Plan. These options have a weighted average price of $19.79, a weighted average remaining term of 2.92 years, and none of the options will expire prior to the Annual Meeting. If the 2009 Plan is approved, options outstanding under the Life Sciences Plan that are subsequently terminated, surrendered, cancelled or forfeited will no longer be available for grant under the Life Sciences Plan and will NOT become available for grant under the 2009 Plan.

•

763,328 of our options were outstanding under one of four other equity plans we assumed in connection with various acquisition transactions. These options have a weighted average price of $19.81, a weighted average remaining term of 1.2 years, and 467 of the options will expire prior to the Annual Meeting. We may not currently grant new awards under these plans and, if the 2009 Plan is approved, options outstanding under these equity plans that are subsequently terminated, surrendered, cancelled or forfeited will NOT become available for grant under the 2009 Plan.

As of March 4, 2009, we had a total of 2,519,114 shares remaining available for issuance under the Prior Plans and 553,438 shares remaining available for issuance under the Life Sciences Plan. If the 2009 Plan is approved, all of these shares will be cancelled, no shares will be available for issuance under the Prior Plans or the Life Sciences Plan and the Prior Plans and Life Sciences Plan would terminate except for awards currently outstanding. Upon approval of the 2009 Plan, all then outstanding awards under the Prior Plans and the Life Sciences Plan will remain outstanding and in effect and will continue to vest and be exercisable according to the terms of the relevant plan and award documents.

If the 2009 Plan is approved, we will have a total of 10,000,000 shares available for issuance and the 2009 Plan will be the only plan under which we will have shares available for grant, and we will have no other shares available for future issuance except for those available under the 1998 Employee Stock Purchase Plan.

To approve the 2009 Plan, under our By-Laws shareholders holding a majority of the shares present or represented by proxy at the annual meeting and voting on the matter must vote FOR Proposal 3. In addition, under the New York Stock Exchange rules, a majority of votes cast must approve the proposal, with the total votes cast on the proposal (including votes cast for, against, and for these purposes, abstentions) representing over 50% in interest of all of our common stock outstanding as of the record date.

Reasons to Approve the 2009 Plan

We believe that our employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all of our shareholders. Our board of directors believes that the future success of the Company depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The board of directors believes that stock and other incentive awards have been, and will continue to be, an important element in attracting, retaining and motivating key personnel who are expected to contribute to our growth and success. We expect that the 2009 Plan will provide us with the ability to continue granting the range of incentive awards our programs require and consolidate, conform and replace our Prior Plans. The Prior Plans predate many changes in the law and do not reflect all the current best practices in good corporate governance. At the same time, the consolidation of the Prior Plans will eliminate the administrative burden of maintaining multiple plans.

As indicated above, on March 4, 2009, the board of directors adopted the 2009 Plan, subject to shareholder approval. Up to 10,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be immediately issued pursuant to awards granted under the 2009 Plan. Additionally, shares subject to outstanding awards under the Prior Plans as of the date shareholders approve the 2009 Plan that become available because the awards are subsequently terminated, surrendered, cancelled or forfeited pursuant to the terms of the Prior Plans, will become available for grant under the 2009 Plan. Shares subject to outstanding awards under the Life Sciences Plan that are subsequently terminated, surrendered, cancelled or forfeited will not become available for grant under the 2009 Plan.

As of March 4, 2009, options to purchase 9,995,443 shares of common stock were outstanding under the Prior Plans with an average remaining term of 4.99 years and an average exercise price of $22.99. Additionally, as of such date, an additional 574,576 shares of restricted stock were outstanding under the Prior Plans. An additional 2,519,114 shares originally included under the Prior Plans were reserved for future equity awards and 553,438 shares of common stock were reserved for future equity awards under the Life Sciences Plan. Upon approval of the 2009 Plan, all then outstanding options under the Prior Plans and the Life Sciences Plan will remain outstanding and in effect, but no additional equity awards may be made under the Prior Plans or the Life Sciences Plan.

The 2009 Plan provides a number of benefits, including:

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Continued broad-based eligibility for equity awards. We believe that a significant population of our management and key employees should participate in our equity compensation programs. Equity participation for our employees strengthens the link to our shareholders throughout the organization and motivates all employees to act as owners of the business.

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Reasonable annual dilution. Our gross annual burn rate, defined as the number of stock option or stock awards granted divided by total common shares outstanding, was 1.63% for 2008 and 1.67% on average for the last three fiscal years.

•

One plan and one administrative framework. The 2009 Plan consolidates our Prior Plans and conforms to one administrative framework that reflects our understanding of current best practices for equity plans.

•	No annual “Evergreen” provision. The 2009 Plan authorizes a fixed availability of shares, so that shareholder approval is required for any additional authorization of shares.

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No discount stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right, or SAR, is granted.

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Limitation on repricing. The 2009 Plan prohibits our board from either (1) reducing the exercise price of outstanding options or stock appreciation rights or (2) cancelling any outstanding option or stock appreciation right and granting a new stock option or stock appreciation right under the 2009 Plan with an exercise price lower than the exercise price per share of the cancelled award, in each case without the approval of shareholders.

•

Reasonable share counting provisions. In general, shares of common stock reserved for awards granted under the 2009 Plan that lapse or are cancelled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment of a stock option or shares of common stock withheld for taxes will not be available again for grant. Additionally, to the extent the aggregate awards that are settled in common stock, other than options and SARs, exceed two million shares, such excess awards shall be counted against the plan share limit as two shares for each share of common stock issued upon settlement of such awards.

•	Reasonable vesting periods. In general, grants made by us to employees are subject to a three-year vesting schedule.

•	Maximum term. No stock option, or SAR, will be granted with a term in excess of ten years.

The board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the board of directors believes adoption of the 2009 Plan is in the best interests of PerkinElmer and our shareholders and recommends a vote FOR the approval of the 2009 Plan.

Summary of the 2009 Plan

The following is a brief summary of the 2009 Plan, a copy of which is attached as Appendix A to this proxy statement.

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards as described below (collectively, “awards”).

Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to the other terms and conditions that are specified in connection with the option grant. Options may be granted at an exercise price which must be equal to or greater than the fair market value of the common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2009 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check payable to PerkinElmer, (ii) an irrevocable payment obligation through a broker, (iii) delivery of common stock, (iv) a “cashless exercise” through a broker, or (v) any combination of these forms of payment.

Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination of common stock and cash determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. The grant price of an SAR must be equal to or greater than the fair market value of the common stock on the date of grant. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of common stock, subject to forfeiture or our right to repurchase all or part of the shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award.

Restricted Stock Unit Awards.    Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time the shares vest under the terms established by the board of directors.

Other Stock-Based Awards.    Under the 2009 Plan, the board of directors has the right to grant other awards based upon the common stock having the terms and conditions that the board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Cash Awards.    Under the 2009 Plan, the board of directors has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions

The Committee may determine, at the time of grant that a restricted stock award, restricted stock unit award, cash award or other stock- or cash-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures: (1) earnings per share, (2) return on average equity or average assets with respect to a pre-determined peer group, (3) earnings, (4) earnings growth, (5) organic revenue growth, (6) revenues, (7) expenses, (8) stock price, (9) market share, (10) return on sales, assets, equity or investment, (11) regulatory compliance, (12) improvement of financial ratings, (13) achievement of balance sheet or income statement objectives, (14) economic value added, (15) total shareholder return, (16) net operating profit after tax, (17) pre-tax or after-tax income, (18) cash flow, (19) margin or (20) such other objective goals established by the Committee. These goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown or impairment of any asset, (v) charges for restructuring and rationalization programs, (vi) currency fluctuations, (vii) changes in tax or other laws and (viii) litigation. Such performance measures: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Except as the board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order. Except as the board of directors may otherwise determine or provide in an award, during the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, and directors of the Company and its subsidiaries are eligible to be granted awards under the 2009 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its majority owned subsidiaries.

Except in the case of newly hired or promoted employees, the maximum number of shares with respect to which awards may be granted to any participant under the 2009 Plan may not exceed 800,000 shares per fiscal year of which no more than 500,000 of the awards may be settled in common stock. For newly hired or promoted employees, the maximum limit is 1,500,000. Additionally, not more than 500,000 may be performance awards settled in common stock. For purposes of these limits, the combination of an option in tandem with SAR is treated as a single award. Additionally, under the 2009 Plan, no single Participant may in any calendar year receive a payment in excess of $15,000,000 pursuant to a performance award payable in cash of which up to $5,000,000 may be made for any cash-based annual bonus performance award and up to $10,000,000 may be made for any multi-year award.

Plan Benefits

As of March 4, 2009, approximately 8,700 persons were eligible to receive awards under the 2009 Plan, including the Company’s seven executive officers and eight non-employee directors. The granting of awards under the 2009 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On March 4, 2009 the last reported sale price of the Company common stock on the New York Stock Exchange was $12.35.

Administration

The 2009 Plan is administered by the board of directors. Except as may be required by NYSE rules, the board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to construe and interpret the provisions of the 2009 Plan. Under the terms of the 2009 Plan, the board of directors may delegate authority under the 2009 Plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized the Committee to administer certain aspects of the 2009 Plan, including the granting of awards to executive officers.

Subject to any applicable limitations contained in the 2009 Plan, the board of directors, the Committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of the awards, including conditions for repurchase, issue price and repurchase price.

The board of directors is required to make appropriate adjustments in connection with the 2009 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2009 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction or other disposition or (c) any liquidation or dissolution of the Company. In connection with a reorganization event, the board of directors or the Committee will take any one or more of the following actions as to all or any outstanding awards on the terms that the board or the Committee determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate of the succeeding corporation), (ii) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of the reorganization event unless exercised within a specified period following the date of the notice, (iii) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event, (iv) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation of the reorganization event a cash payment for each share surrendered in the reorganization event (the “Acquisition Price”), make or provide for a cash payment to an award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of the awards and any applicable tax withholdings, (v) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

Upon the occurrence of a reorganization event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company’s successor and shall, unless the board of directors or the Committee determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the common stock subject to such restricted stock award. Upon the occurrence of a reorganization event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock award or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock awards then outstanding shall automatically be deemed terminated or satisfied.

Lapsed Awards

If any award expires or is terminated, surrendered, cancelled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the 2009 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code and the limitation under the 2009 Plan that no more than 5,000,000 shares may be granted as incentive stock options.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the board may grant options in substitution for any options or other stock or stock-based awards granted by the entity or an affiliate of the entity. Substitute options may be granted on the terms that the board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2009 Plan. Substitute options will not count against the 2009 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The board of directors or the Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

The board of directors may at any time amend, suspend or terminate the 2009 Plan; provided that, to the extent determined by the board, no amendment requiring shareholder approval under any applicable legal, regulatory or listing requirement will become effective until shareholder approval is obtained.

If shareholders do not approve the adoption of the 2009 Plan, the 2009 Plan will not go into effect, and the Company will not grant any awards under the 2009 Plan. In this event, the Prior Plans will not terminate and the board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2009 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options    A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.    A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.    A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the 2009 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PERKINELMER, INC. 2009 INCENTIVE PLAN.

OTHER MATTERS

Our board of directors does not know of any other business to be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and 10% shareholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NYSE. Executive officers, directors and 10% shareholders are required by SEC regulations to furnish PerkinElmer with copies of all Section 16(a) reports they file. Based on a review of the copies of reports and written representations from our executive officers and directors, we believe our executive officers, directors and 10% shareholders have complied with all Section 16(a) filing requirements for fiscal 2008.

SHAREHOLDER PROPOSALS

FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

In order to be considered for addition to the agenda for the 2010 annual meeting of shareholders and to be included in the proxy statement and form of proxy, shareholder proposals should be addressed to the Secretary of PerkinElmer and must be received at our corporate offices at 940 Winter Street, Waltham, Massachusetts 02451 no later than November 20, 2009.

Shareholders who wish to nominate a director for election at the 2010 annual meeting should notify PerkinElmer no later than February 12, 2010, or such nomination will not be timely. If our annual meeting is held earlier than April 8, 2010 or has not been held by June 27, 2010, then shareholders should send notice to us no later than the 75th day before the annual meeting, or the seventh day after the day notice of the date of the meeting is mailed or made public, whichever occurs first. Our By-laws specify the information the notice should contain to be effective.

Shareholders who wish to present a proposal at the 2010 annual meeting—other than one that will be included in our proxy materials—should send notice to PerkinElmer by February 3, 2010. If a shareholder proposal is not submitted by this date and it is properly brought before the 2010 annual meeting, we may exercise voting discretion to vote the proxies that the board of directors solicits for the 2010 annual meeting on such shareholder proposal in accordance with our best judgment. If a shareholder makes a timely notification, the people we name as proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission. The corresponding proposal submission date for the 2009 annual meeting was January 28, 2009. We have discretionary authority to vote the proxies that the board of directors solicits for the 2009 annual meeting on any shareholder proposals properly brought before the 2009 annual meeting with respect to which PerkinElmer was not notified by that date.

By Order of the Board of Directors,

GREGORY L. SUMME Executive Chairman of the Board

Waltham, Massachusetts

March 20, 2009

APPENDIX A

PERKINELMER, INC.

2009 INCENTIVE PLAN

1.	Purpose

The purpose of this 2009 Incentive Plan (the “Plan”) of PerkinElmer, Inc., a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock- and cash-based awards (each, an “Award”) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).

(c) Independent Committee. During such time as the common stock, $1.00 per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint a Committee of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” as defined in Rule16b-3 promulgated under the Exchange Act, and an “independent director” as defined by the national stock exchange on which the Common Stock is listed. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(d) Delegation to of Granting Authority. For the sake of clarity, to the extent permitted by applicable law, the Board may delegate to one or more Committees of the Board the power to grant Options and other Awards (subject to any limitations under the Plan) to employees of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such directors (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that such Committee may grant; provided further, however, that only the Board or a Committee appointed pursuant to Section 3(c) above shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(e) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by the national stock exchange on which the Common Stock is listed.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the Total Authorized Shares (as defined below). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of the Plan, “Total Authorized Shares” shall mean a number of shares of the Common Stock as is equal to the following sum: (i) 10,000,000; and (ii) the number of shares of Common Stock subject to outstanding awards as of the date of approval of the Plan by the shareholders of the Company (the “Approval Date”) under the Company’s Amended and Restated 2001 Incentive Plan (the “2001 Plan”) and the Company’s 2005 Incentive Plan (the “2005 Plan” and with the 2001 Plan, the “Prior Plans”) that become available after the Approval Date because an Award made under the Prior Plans (A) expires or is terminated, surrendered or cancelled after the Approval Date without having been fully exercised or (B) is forfeited in whole or in part after the Approval Date subject, however, in the case of Awards of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code and provided, however, that no more than 5,000,000 shares shall be available for grant as Awards of Incentive Stock Options (as hereinafter defined).

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2) and 4(b)(3), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled only in cash shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. Subject to adjustment under Section 10, to the extent the aggregate Awards that are settled in Common Stock (other than Options and SARs) exceed two million shares, such excess Awards shall be counted against the share limit specified in Section 4(a)(1) as two shares for each share of Common Stock issued upon settlement of such Awards.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan to any Participant under the Plan shall be 800,000 per calendar year, except that for the calendar year in which falls either (i) the date on which a Participant’s employment at the Company commences or (ii) the effective date of a Participant’s promotion to a more senior position within the Company (as determined in the discretion of the Board), the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan in such calendar year to such a newly hired or newly promoted Participant shall be 1,500,000. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The maximum number of shares of Common Stock with respect to which Performance Awards settled in Common Stock (other than Options or SARs) may be granted under the Plan in any calendar year to any Participant shall be 500,000. In addition to the foregoing annual grant limits for Awards settled in Common Stock, no single Participant may in any calendar year receive a payment in excess of $15,000,000 pursuant to a Performance Award under the Plan payable in cash. Of the $15,000,000 annual cash limit, the maximum payment which may be made to any single Participant in any calendar year pursuant to a cash-based annual bonus Performance Award under the Plan shall not exceed $5,000,000, and the maximum payment which may be made to any single Participant in any calendar year pursuant to a cash-based long-term incentive Performance Award under the Plan shall not exceed $10,000,000 for each calendar year of a multi-year Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan to any director under the Plan shall be 50,000 per calendar year.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PerkinElmer, Inc., any of PerkinElmer, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option, or for any action taken by the Board pursuant to Section 12(d), including without limitation, the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Other than adjustments pursuant to Section 10, unless such action is approved by the Company’s shareholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option and (2) the Board may not cancel any outstanding Option and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date unless another date is established by the Board in the SAR.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

(f) Limitation on Repricing. Unless such action is approved by the Company’s shareholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments under Section 10) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect for shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(3) Deferred Delivery of Shares. The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify in the applicable Award. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify in the applicable Award.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock, and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards payable in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

9.	Performance Awards.

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.

(b) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) composed solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (1) earnings per share, (2) return on average equity or average assets with respect to a pre-determined peer group, (3) earnings, (4) earnings growth, (5) organic revenue growth, (6) revenues, (7) expenses, (8) stock price, (9) market share,

(10) return on sales, assets, equity or investment, (11) regulatory compliance, (12) improvement of financial ratings, (13) achievement of balance sheet or income statement objectives, (14) economic value added, (15) total shareholder return, (16) net operating profit after tax, (17) pre-tax or after-tax income, (18) cash flow, (19) margin or (20) such other objective goals established by the Committee. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown or impairment of any asset, and (v) charges for restructuring and rationalization programs, (vi) currency fluctuations, (vii) changes in tax or other laws and (viii) litigation. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a), and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per-share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the consummation of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, either initially or by amendment. Upon the consummation of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. Subject to Section 9(d), the Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(f) with respect to repricings, Section 9 with respect to Performance Awards or Section 12(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the

Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 9(d), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s shareholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s shareholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require shareholder approval under the rules of the national stock exchange on which the Common Stock is listed may be made effective unless and until the Company’s shareholders approve such amendment; and (iii) if such stock exchange amends its rules that apply to listed companies such that such rules no longer require shareholder approval of “material revisions” or “material amendments”, as applicable, to equity compensation plans, then, from and after the effective date of such amendment to the relevant exchange rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. Awards may be made subject to shareholder approval of any amendment to the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Non U.S. Employees. Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

(g) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not satisfy the conditions of that section.

(h) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Our annual meeting of shareholders will be held at 10:30 a.m. on Tuesday, April 28, 2009, at our corporate offices. Our corporate offices are located at 940 Winter Street, Waltham, Massachusetts. Our phone number at that address is (781) 663-6900. The address of our Internet website is www.perkinelmer.com.

The following are directions to our corporate offices:

From the East (Boston) West on the Mass Pike/I-90 to Exit 15. Follow the signs for I-95/128 North. Follow 95/128 North for approximately 4 miles to Exit 27B (Wyman Street/Winter Street). At lights turn right onto Wyman. Remain in the right lane and bear right at the yield sign onto Winter Street. Remain in the right lane and cross back over Route 128. Remain in the far right lane through two sets of lights. Travel around the Cambridge Reservoir (on right) for approximately .5 miles. After passing the Reservoir, follow Winter Street as it turns right. The entrance to our corporate offices is your second left.

From the West (Worcester) East on the Mass Pike/I-90 to Exit 15. Follow the signs for I-95/128 North and then follow “From the East” directions from this point to our corporate offices.

From the North (Burlington/Lexington) South on Route 128/I-95 to Exit 27B (Wyman Street/Winter Street). When coming off the exit, stay in the far right lane and follow Winter Street. Remain in the far right lane through two sets of lights and then follow “From the East” directions from this point to our corporate offices.

From the South (Dedham/Newton) North on Route 128/I-95 to Exit 27B (Wyman Street/Winter Street). At lights turn right onto Wyman. Remain in the right lane and bear right at the yield sign onto Winter Street. Remain in the right lane and cross back over Route 128. Remain in the far right lane through two sets of lights and then follow “From the East” directions from this point to our corporate offices.

* Corporate offices, 940 Winter Street, Waltham, Massachusetts (781) 663-6900

PerkinElmer® is a registered trademark of PerkinElmer, Inc.

APPENDIX B

PROXY

PERKINELMER, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Shareholders April 28, 2009

The undersigned hereby appoints Gregory L. Summe, Robert F. Friel and Joel S. Goldberg, and each of them, proxies with power of substitution to vote, as indicated herein, for and on behalf of the undersigned at the Annual Meeting of Shareholders of PerkinElmer, Inc. (the “Company”), to be held at the Company’s corporate offices, 940 Winter Street, Waltham, Massachusetts on Tuesday, April 28, 2009, at 10:30 a.m., and at any adjournment or postponement thereof, and, in their discretion, upon any other matters that may properly come before said Meeting, hereby granting full power and authority to act on behalf of the undersigned at said Meeting.

1. ELECTION OF DIRECTORS

To elect the following nominees for directors for terms of one year each: 01 Robert F. Friel,

02 Nicholas A. Lopardo, 03 Alexis P. Michas, 04 James C. Mullen, 05 Dr. Vicki L. Sato,

06 Gabriel Schmergel, 07 Kenton J. Sicchitano, 08 Patrick J. Sullivan and 09 G. Robert Tod.

2. RATIFICATION OF AUDITORS To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

3. ADOPTION OF PLAN To approve the PerkinElmer, Inc. 2009 Incentive Plan.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

¿    FOLD AND DETACH HERE    ¿

PerkinElmer, Inc.

Annual Meeting of Shareholders

April 28, 2009

10:30 a.m.

Company’s Corporate Offices

940 Winter Street

Waltham, Massachusetts

This is your admission ticket to the Annual Meeting of Shareholders of PerkinElmer, Inc. to be held on Tuesday, April 28, 2009 at the Company’s corporate offices located at 940 Winter Street, Waltham, Massachusetts. Please detach and present this ticket and proof of identity for admission to the Annual Meeting. This ticket is issued to the shareholder whose name appears on it and is non-transferable.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com\/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all Directors listed below; FOR the ratification of Deloitte & Touche LLP as independent auditors; and FOR the approval of the PerkinElmer, Inc. 2009 Incentive Plan.

	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Proposal 1
1. To elect nine nominees for Director for terms of one year each;
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Nominees								The Board of Directors recommends a vote FOR Proposal 2

01 Robert F. Friel	☐	☐	☐	06 Gabriel Schmergel	☐	☐	☐		FOR	AGAINST	ABSTAIN

02 Nicholas A. Lopardo	☐	☐	☐	07 Kenton J. Sicchitano	☐	☐	☐	2. To ratify the appointment of Deloitte & Touche LLP as PerkinElmer’s independent auditors for the current fiscal year.	☐	☐	☐
03 Alexis P. Michas	☐	☐	☐	08 Patrick J. Sullivan	☐	☐	☐
04 James C. Mullen	☐	☐	☐	09 G. Robert Tod	☐	☐	☐
05 Dr. Vicki L. Sato	☐	☐	☐
The Board of Directors recommends a vote FOR Proposal 3

									FOR	AGAINST	ABSTAIN

								3. To approve the PerkinElmer, Inc. 2009 Incentive Plan.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature _____________________________	Date ____________________	Signature __________________________	Date ___________________

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorized person.

¿    FOLD AND DETACH HERE    ¿

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to Annual Meeting day.

PerkinElmer, Inc.	INTERNET http://www.proxyvoting.com/pki Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
You can view the Annual Report and Proxy Statement on the Internet at http://bnymellon.mobular.net/bnymellon/pki	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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